Exhibit 10.1

DRAWN AND/OR PREPARED BY

..........................................................
Attorney-at-Law of
Lex Caribbean Law Offices
Worthing Corporate Centre
Worthing, Christ Church
BARBADOS

THIS THIRD AMENDED AND RESTATED LOAN AGREEMENT is made the ________ day of June, 2008.

BETWEEN:-

BNB FINANCE & TRUST CORPORATION a former-Act Company continued under the provisions of the Companies Act, Cap. 308 of the Laws of Barbados in the name of Barbados National Bank Limited as Company No. 1588 which by virtue of a resolution dated the        day of                                    changed its name as aforesaid and having its Registered Office situate at Number 1 Broad Street in the City of Bridgetown in the Island of Barbados (hereinafter referred to as “BNB FTC”) of the FIRST PART

BARBADOS NATIONAL BANK INC. an amalgamated company incorporated under the provisions of the Companies Act Chapter 308 of the Laws of Barbados as Company Number 26464 by virtue of a Certificate of Amalgamation issued by the Registrar of Companies on December 28, 2005 and having its registered office situate at Independence Square in the City of Bridgetown in the Island of Barbados (hereinafter referred to as “BNB”) of the SECOND PART

APES HILL DEVELOPMENT SRL a society with restricted liability formed under the laws of Barbados and having its registered office situate at Worthing Corporate Centre,
Worthing in the parish of Christ Church in the Island of Barbados (hereinafter referred to as “the Borrower”) of the THIRD PART

C.O. WILLIAMS CONSTRUCTION LIMITED an amalgamated company registered in Barbados under the provisions of the Companies Act Chapter 308 of the Laws of Barbados as Company No. 15619 and having its registered office situate at Worthing Corporate Centre, Worthing Main Road in the parish of Christ Church in the Island of Barbados (which was formerly Dixie Farms Limited an amalgamated company registered under the provisions of the said Companies Act also as Company No. 3971 being itself an amalgamation of C. O Williams Construction Limited (Company No: 445), Dixie Farms Limited (Company No: 447), Spring Estates Limited (Company No: 448 and Warrens Farms Limited (Company No: 638) all companies incorporated under the provisions of the said Companies Act) and which was later amalgamated with Caribbean Farm Produce Inc. (Company No: 7669) and is now known as C. O Williams Construction Limited  (hereinafter referred to as “C.O. Williams”) of the FOURTH PART

AND

LANDMARK LAND COMPANY INC. a Delaware corporation having its principal office situate at 2817 Crain Highway, Upper Marlboro, Maryland 20774 (hereinafter referred to “Landmark”) of the FIFTH PART
(C.O.Williams and Landmark are hereinafter together referred to as the “Project Sponsors”).

WHEREAS:-

(1)           The Borrower intends to develop the Land (as that term is hereinafter defined) and to construct on the Land a hotel, golf course, club house, recreational facilities and a residential development;

(2)           The Borrower has purchased the Godings Bay (BVI) Limited Shares (as hereinafter defined), the Cobblers (BVI) Limited Shares (as hereinafter defined) and the real property containing 1,557.6 square metres or thereabouts and situate at Queen Street in the parish of Saint Peter in Barbados more particularly described in the Fourth Schedule hereto (“the Queen Street Land”)

(3)           Godings Bay (BVI) Limited and Cobblers (Barbados) Limited are the owners of  the Other Queen Street Lands (as hereinafter defined) (the “Queen Street Land” and “the Other Queen Street Lands” are hereinafter together referred to as “the Beachfront Land”) which the Borrower intends to develop;

(4)           BNB has agreed to make available to the Borrower at the request of the Borrower loan facilities up to a maximum amount of Sixty Million Seven Hundred Thousand US Dollars (US$60,700,000.00) to be disbursed in US Dollars and Barbados Dollars for the purpose of assisting with the financing of the said development of the Land, including the construction of villas on Parcel B of the Land, with the financing of the purchase of the Shares (as that term is hereinafter defined) and the Queen Street Land and with the Initial Development of the Beachfront Land in the manner and subject to the terms and conditions of this Agreement.

(5)           The Borrower has agreed to secure the payment of the Loan (as that term is hereinafter defined) and the interest thereon by the security hereinafter described.

NOW THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained, the parties agree as follows.

1.           INTERPRETATION

1.1                      In this Agreement, including the foregoing recitals and the exhibits, except as otherwise provided herein or unless the context otherwise clearly requires, the following principles of construction shall apply:-

(a)           References to articles, clauses, sub-clauses, paragraphs, schedules and exhibits are to the articles, clauses, sub-clauses, paragraphs, schedules and exhibits to this Agreement unless otherwise stated;

(b)           Clause headings are inserted for ease of reference only and are not to affect the interpretation of any provisions of this Agreement;

(c)           Except to the extent the context otherwise requires any references in this document to this Agreement and any other document referred to in it includes any document expressed to be supplemental to or collateral with or which is entered into pursuant to or in accordance herewith or therewith and shall be deemed to include any instruments amending varying supplementing modifying or replacing the terms of any such documents from time to time;

(d)           References to any person are to be construed to include corporations, firms, companies, partnerships, individuals, associations, transferees, assigns or successors in title in accordance with their respective interests;

(e) The words “other” and “otherwise” are not to be construed ejusdem generis with any foregoing words where a wider construction is possible;

(f) The words “including” and “in particular” are to be construed as being by way of illustration or emphasis only and are not to be construed as nor shall they take effect as limiting the generality of any foregoing words;

(g)           Words in the singular shall include the plural and vice versa and the use of any gender shall be applicable to all genders;

(h) References to any statutory provision shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions (whether before or after the date hereof) from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification).

2.           DEFINITIONS

“Advance” means the advance of the Loan or part thereof and “Advances” shall be construed accordingly.

“Applicable Law” means in respect of any person, property, transaction or event, all applicable laws, standards, requirements, policies, approvals, notices issued by any Governmental Authority, statutes, ordinances, guidelines, treaties and regulations, and all applicable directives, orders, permits, judgments, injunctions, awards and decrees of any Governmental Authority whether or not having the force of law including, without limitation, environmental laws.

“Articles of Organisation” mean the Articles of Organisation of the Borrower from time to time in effect.

“Association” means the non-profit company to be established by the Borrower for the purpose generally of owning and maintaining the Common Areas and generally having responsibility for the amenities and welfare of the owners and residents of the Lots.

“Barbados Dollars” or “BDS$” means the lawful currency of Barbados.

“Beachfront Land” means the Queen Street Land and the Other Queen Street Lands together.
“Business Day” means any day excluding Saturday, Sunday or any days which shall be in Barbados a legal holiday or a day on which banking institutions in Barbados are authorized by law to close.

“By-Laws” means the by-laws of the Borrower from time to time in effect.

“Chief Town Planner” means the Chief Town Planner of Barbados.

“Certificate of Compliance” means the certificate issued by the Chief Town Planner indicating that the conditions attached to the permission of the Chief Town Planner for the subdivision and development of the Land have been satisfied and that he has no objection to the sale or disposal of the Lots.

“Club” means the Apes Hill golf club.

“Club Facilities” mean the golf and recreational facilities provided by the Club for the use of its members.

“Club Rules and Regulations” mean the rules and regulations from time to time promulgated by the Club to be followed by the members of the Club when using the Club Facilities.

“Cobblers (BVI) Limited Shares” means the 50,000 shares issued by Cobblers (BVI) Limited, being all of the issued and outstanding shares in the capital of Cobblers (BVI) Limited.

“Cobblers (Barbados) Limited Shares” means the 200 Class A Common Shares and the 100 Class B Common Shares issued by Cobblers (Barbados) Limited, being all of the issued and outstanding shares in the capital of Cobblers (Barbados) Limited.

“Common Areas” means those areas of the Development, not being Lots, set aside for the common enjoyment, convenience and the security of all owners and residents including the community entrances, access roads and road reserves, certain landscape and open space areas, gullies, watercourse and the property perimeter, including security fencing and maintenance access.

“Conditions Precedent for the First Tranche” means the conditions set out in Part A of the First Schedule hereto which must be satisfied by the Borrower prior to disbursement of the First Tranche or any part thereof.

“Conditions Precedent for the Second Tranche” means the conditions set out in Part B of the First Schedule hereto which must be satisfied by the Borrower prior to disbursement of the Second Tranche or any part thereof.

“Conditions Precedent for the Third Tranche” means the conditions set out in Part C of the First Schedule hereto which must be satisfied by the Borrower prior to disbursement of the Third Tranche or any part thereof.

“Conditions Precedent for the Fourth Tranche” means the conditions set out in Part D of the First Schedule hereto which must be satisfied by the Borrower prior to disbursement of the Fourth Tranche or any part thereof.

“Construction Contracts” means the contracts listed in the Third Schedule hereto and any other contracts entered into by the Borrower for the construction of the Development.

“Construction Schedule” means the schedule specifying the anticipated completion dates of the various phases of the Project that is prepared by the Borrower and approved by BNB FTC or BNB from time to time.

“Contractor” means any contractor who is employed by the Borrower and approved by BNB FTC or BNB with responsibility for carrying out construction works on the various phases of the Project.

“Contractor’s Performance Bond” means in respect of any Contractor the performance bond issued by such Contractor in favour of the Borrower in an amount not less than 10% of the value of the relevant Construction Contact made between such Contractor and the Borrower.

“Contractual Obligations” means, as to any person, any provision of any security issued by it or of any agreement, instrument or undertaking to which such person is a party or by which any of its property is bound.

“C.O. Williams Charge over Quotas” means the charge over the quotas issued by the Borrower to C.O. Williams Investments Inc.

“Default” means any event, act or condition which with the giving of notice or lapse of time or both, would constitute an Event of Default hereunder.

“Default Rate” means, in the event of any Default the interest rate which will thereafter be applied to the outstanding principal balance of the Loan as hereinafter provided, being as follows:-

(a)           for any Advance made in Barbados Dollars, the Barbados National Bank prime lending rate plus 3%.

(b)           for any Advance made in US Dollars, US 3 months LIBOR plus 7%.

“Development” means the development known as Apes Hill Club Development which consists of a golf course and Golf Structures, Lots, roads, waterworks and other infrastructural facilities, villas, a spa, hotel units and hotel facilities, including pool and restaurant, tennis courts and all and any other building, erections and structures thereon.

“Escrow Agreement” means the agreement dated the 28th day of December 2005 made between BNB and the Borrower.

“Estimated Completion Costs” means the Project Costs which, in the reasonable estimate of the Quantity Surveyor will be required from time to time to complete the Project in accordance with the Plans and Specifications including, but without limitation, (i) any Project Costs previously certified by the Borrower to BNB FTC or BNB which remain unpaid and (ii) all interest accrued and to accrue on the Advances.

“Event of Default” has the meaning specified in Clause 11 hereto.

“First Phase” means the period commencing on the 28th day of December, 2005 and ending on the date on which the First Tranche has been entirely utilized.

“First Tranche” means the sum of not more than Sixteen Million Eight Hundred Thousand US Dollars (US$16,800,000) to be disbursed partly in US Dollars and partly in Barbados Dollars, being part of the Loan that will be used by the Borrower to construct a golf course and Golf Structures, for Master Site Improvements, for Initial Lot Development, to perform marketing and to acquire working capital.

“Fourth Tranche” means the sum of not more than Nine Million US Dollars (US$9,000,000) to be disbursed partly in US Dollars and partly in Barbados Dollars, being part of the Loan that will be used by the Borrower for the construction of villas on Parcel B of the Land.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Godings Bay (BVI) Limited Shares” means the 50,000 shares issued by Godings Bay (BVI) Limited, being all of the issued and outstanding shares in the capital of Godings Bay (BVI) Limited.

“Golf Structures” means the club house, maintenance sheds and all support structures and fixtures for the operation of a golf course to be constructed on the Land.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Initial Development of the Beachfront Land” means those architectural drawings, Environmental Impact Assessments, planning permissions, marketing plan costs, and other costs associated with the initial planning stages of the development of the Beachfront Land.

“Initial Lot Development” means the construction of roads and the installing of utilities to facilitate the transfer of Lots to purchasers and the landscaping of Common Areas.

“Land” means the land more particularly described in the Second Schedule hereto.

“Land Plan” means the plan certified on the 30th day of March, 2007 by Gregory St.C Hutchinson, Land Surveyor and the plan certified on the 2nd day of July, 2007 by Gregory St.C Hutchinson, Land Surveyor and/or such other plan or plans, in form and substance satisfactory to BNB FTC and BNB, showing, to the extent available from time to time, the boundaries of the Land, the delineation of the Lots, all roads on the Land and adjoining the Land (including their names and widths), the location of all line marks between the Lots and between the Land and each adjoining property or street, all existing and proposed improvements to be constructed on the Land, all existing and proposed parking spaces and such other information relating to the physical and geographical characteristics of the Project as may be required by BNB FTC or BNB.

“Landmark Charge over Quotas” means the charge over the quotas issued by the Borrower to LML Caribbean Limited.

“LIBOR” for any Advance means the 3 month rate, as published by Bloomberg, at which deposits in US Dollars are offered in the London inter-bank market as of approximately 11.00 o’clock a.m., London time, two Business Days before the date such Advance is disbursed and subsequently two Business Days before each date the interest rate on such Advance is adjusted in accordance with Clause 4.1(b).  If LIBOR is no longer published as stated above, LIBOR shall mean such other comparable rate as is reasonably determined by BNB FTC or BNB.

“Lien” means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), security interest or other encumbrance of any nature however arising, or any other security agreement or arrangement creating in favour of any creditor.

“Loan” means the aggregate facility of up to Sixty Million Seven Hundred Thousand US Dollars as hereinafter defined (US$60,700,000.00) to be disbursed in US Dollars and Barbados Dollars to be drawn down by the Advances made hereunder and where the context admits each such Advance severally.

“Lots” means those residential lots as shown on the Land Plan into which the Land is to be subdivided in accordance with the Land Plan and pursuant to the permission of the Chief Town Planner for the purpose of sale.

“Master Site Improvements” means construction of infrastructure on the Land including, but not limited to, water supply and storage, utilities, roads, entry and central hard and soft landscaping.

“Material Adverse Change” means, in respect of any Person, any change which has the effect of materially adversely impacting:-

(i)	its ability to perform any of its obligations under this Agreement or any documents relating to the Security;

(ii)	its financial condition or the condition of any of its assets (including real estate), its revenues, business or prospects;

(iii)	the value of all or any part of its assets (including real estate), revenue or business which forms part of or are being utilized in connection with the Project;

(iv)	the value of all or any part of its assets (including real estate), revenue or business over which Security has been granted in favour of BNB;

(v)	the ability of BNBFTC and BNB to exercise or enforce their rights and remedies under this Agreement, including the ability to enforce any Security.
“Members’ Agreement” means the agreement dated the ____ day of December, 2005  made between C.O. Williams Investments Inc. and LML Caribbean Limited.

“Officers’ Certificate” means a certificate in a form satisfactory to BNB FTC signed by a manager of the Borrower or by such other of the Borrower’s officers as may be acceptable to BNB FTC.

“Other Queen Street Lands” means the lands more particularly described in the Fifth Schedule hereto.

“Parcel” means any parcel of land forming part of the Land and marked as a parcel on the Land Plan.

“Permitted Liens” shall mean, at any time, the following:-

(i)	such mortgages, debentures and charges as may be entered into by the Borrower after the date of this Agreement which do not create a charge over the assets to be secured by the Security;

(ii)
Liens for taxes not yet due or which are being contested if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP, as long as the same does not involve any danger of the sale, forfeiture or loss of property that is subject to the Lien of the Security or of any interest therein;

(iii)
undetermined or inchoate Liens arising in the ordinary course of  business of the Borrower, or a claim for which has not been filed or registered pursuant to law or of which notice shall not have been given or become known to the Borrower or BNB FTC or BNB;

(iv)
carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business which are not overdue for a period of more than thirty days or which are being contested;

(v)
easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interference with the ordinary conduct of the business of the Borrower;

(vi)	statutory Liens incurred or deposits made in the ordinary course of business of the Borrower in connection with workers’ compensation, unemployment insurance and other social security legislation;

(vii)	the reservations and expectations contained in, or implied by statute in, an original disposition from the Crown and grants made by the Crown of interests so reserved or expected;

(viii)
any Lien, payment of which has been provided for by the deposit with BNB of an amount in cash, or the obtaining of a surety bond satisfactory to BNB FTC and BNB, sufficient in either case to pay or discharge the same and which deposit  or bond BNB FTC and BNB are authorized to use or draw on for that purpose.

“Person” includes an individual, a partnership, a society, a body corporate, a corporation, a trust, an unincorporated organization, a joint venture or a government or any department or agency or political subdivision thereof.

“Plans and Specifications” means the detailed plans and specifications for the Project including, without limitation, all related architectural drawings, plot plans and elevations, working drawings and change orders, that are prepared by or on behalf of the Borrower.

“Project” means the development of Lots; the construction of villas on the Lots; the installation of roads, waterworks and other infrastructural facilities; the construction of a golf course on the Land; and the building of the Golf Structures and all fixtures, furnishings, chattels and equipment incidental thereto or necessary for the operation thereof, considered as a whole, but does not include any further development or construction to be done on the Land.

“Project Budget” means the detailed budget of all Project Costs as hereinafter defined that is prepared by the Borrower from time to time and approved by BNB FTC.

“Project Contracts” means all easements, licences, permits, contracts, subcontracts, building and development permissions, agreements, plans and working drawings now or hereafter entered into or obtained by or on behalf of the Borrower in connection with the Project including, without limitation, the Plans and Specifications and the Land Plan.

“Project Costs” means, without duplication, all costs actually incurred or to be incurred by the Borrower in connection with the completion of the Project provided that such costs are of a nature contemplated by the Project Budget and the Plans and Specifications or have been agreed to in writing by BNB FTC and provided further that such costs shall not include any repayments of borrowed money by the Borrower or any interest in respect of borrowed money paid by the Borrower to any person other than BNB or BNB FTC and provided further than such costs do not exceed the respective amounts specified in the Project Budget which project costs are estimated in the aggregate at US$60,717,755.00.

“Project Documents” means the Rules of the Apes Hill Club Homeowners’ Association Inc.; Articles of Incorporation of Apes Hill Club Homeowners’ Association Inc.; By-laws of Apes Hill Homeowners Association Inc.; the Club Rules and Regulations; the form of agreement for sale and purchase of Lots; marketing materials relating to the Project and all and any other documents relating to the formation and running of the Development and any amendments, variations or substitutions thereto.

“Project Manager” means such project manager who is employed by the Borrower and approved by BNB FTC and BNB in connection with the Project.

“Project Manager’s Certificate” means a certificate in a form satisfactory to BNB FTC signed by the Project Manager.

“Project Review Team” means the team of consultants, professionals and other advisors appointed by BNB FTC or BNB for the purposes set forth in Clause 9.1(f)(ii) hereto.

“Property” means the Land together with the hotel, club house, golf course, recreational facilities, residential development and all and any other buildings and erections to be constructed thereon and all other present and future assets of the Borrower, including personal property.

“Proprietary Interest” means a legal or equitable interest in land acquired by a Person that can be enforced by that Person against any other person, but not including any revocable contractual licence granted to a member of the Club pursuant to the Club Rules.

“Quantity Surveyor” means Cooper Kaufman or such other quantity surveyor who is employed by the Borrower and approved by BNB FTC in connection with the Project.

“Quantity Surveyors’ Certificate” means a certificate as specified in Clause 9.1(c) hereto.

“Queen Street Land” means the land containing 1,557.6 square metres or thereabouts and situate at Queen Street in the parish of Saint Peter in Barbados, more particularly described in the Fourth Schedule hereto
“Related Party” means any Person that is owned or controlled by the Borrower, one of the Project Sponsors, any member of the Borrower or any affiliate of the Borrower or one of the Project Sponsor.

“Release Fee” means the fee payable by the Borrower to BNB on the sale of each Lot out of the proceeds of the sale of such Lot.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other governmental authority or agency, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Second Tranche” means the sum of not more than Seventeen Million Nine Hundred Thousand US Dollars to be disbursed partly in US Dollars and partly in Barbados Dollars, being part of the Loan that will be used by the Borrower to construct a hotel, golf course and Golf Structures, construct the residential development, Master Site Improvements, Initial Lot Development and to perform marketing.

“Security” means the security as specified in Clause 7.1 hereto.

“Shares” means the Godings Bay (BVI) Limited Shares, the Cobblers (BVI) Limited Shares.

“Subsidiaries” means Godings Bay (BVI) Limited, Cobblers (BVI) Limited and Cobblers (Barbados) Limited and “Subsidiary” means any one of them.

“Substantial Completion” means the date on which a Quantity Surveyors’ Certificate has been delivered to the Borrower certifying that substantial completion has been achieved according to the Construction Schedule and the Plans and Specifications for the completion of the Project.

“Taxes” means all present and future taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed or required by a governmental, fiscal or other authority and “Tax” and “Taxation” shall be construed accordingly.

“Third Tranche” means the sum of not more than Seventeen Million US Dollars to be disbursed party in US Dollars and partly in Barbados Dollars, being part of the Loan that will be used by the Borrower to purchase the Godings Bay (BVI) Limited Shares, the Cobblers (BVI) Limited Shares and the Queen Street Land, legal and banking charges and out of pocket expenses associated with the purchase and for the Initial Development of the Beachfront Land.

“US Dollars” or “US$” means the lawful currency of the United States of America.

3.           LOAN FACILITY

3.1	Loan Facility

Subject to the approval of the Exchange Control Authority and upon the terms and conditions herein set forth, BNB FTC hereby agrees to arrange and underwrite a loan facility to the Borrower consisting of the First Tranche, the Second Tranche, the Third Tranche and the Fourth Tranche, which shall together be up to an aggregate of Sixty Million Seven Hundred Thousand US Dollars (US$60,700,000.00) to be advanced partly in US Dollars and partly in Barbados Dollars  or such other amount as may be agreed between BNB FTC and the Borrower in accordance with the terms of this Agreement.

3.2	Purpose

The First Tranche and the Second Tranche shall be for the purpose of constructing a golf course and Golf Structures, Master Site Improvements, Initial Lot Development, marketing and acquiring working capital.  The Third Tranche shall be for the purpose of purchasing the Godings Bay (BVI) Limited Shares, the Cobblers (BVI) Limited Shares and the Queen Street Land and for the Initial Development of the Beachfront Land. The Fourth Tranche shall be for the purpose of developing Parcel B of the Development.

    3.3           Conditions Precedent to Advances

(a)           The First Tranche, the Second Tranche and the Fourth Tranche shall be disbursed from time to time by way of Advances.

(b)           BNB and BNB FTC shall not be obliged to make available any Advances in respect of the First Tranche unless the Conditions Precedent for the First Tranche have been met.

(c)           The making of any Advances by BNB FTC or BNB prior to BNB FTC and BNB being satisfied that the Borrower has met the Conditions Precedent to the First Tranche shall not be deemed to be a waiver by BNB FTC or BNB of any of the Conditions Precedent to the First Tranche.

(d)           BNB FTC and BNB shall not be obliged to make available any Advances in respect of the Second Tranche unless the Conditions Precedent to the Second Tranche have been met.

(e)           BNB FTC and BNB shall not be obliged to make available any Advances in respect of the Fourth Tranche unless the Conditions Precedent to the Fourth Tranche have been met.

3.4           Disbursement of Third Tranche

(a)           The Third Tranche shall be disbursed by way of Advances as follows:-  (i)US$1,142,294.96 and BDS$597,633.56 to repay the existing loan made by BNB to the Borrower which shall be disbursed on the 21st day of June, 2007; (ii) US$9,900,000.00 to purchase the Cobblers (BVI) Limited Shares and the Godings Bay (BVI) Limited Shares; (iii) BDS$5,220,000.00 for the purchase of the Queen Street Lands which shall be disbursed on the 21st day of June, 2007, and (iv) US$3,048,888.26 for the Initial Development of the Beachfront Land and legal and banking charges and out of pocket expenses of which part shall be disbursed on the 21st day of June, 2007 and the remainder by way of further Advances as set out in Clause 3.5(b) below.

(b)           BNB FTC and BNB shall not be obligated to make available any Advances in respect of the Third Tranche unless the Conditions Precedent to the Third Tranche have been met.

3.5           Required Notice

(a)           Whenever the Borrower requires an Advance under the First Tranche, the Second Tranche or the Fourth Tranche of the Loan in order to make any payments due by the Borrower in accordance with the Project Budget, but in any event not more than once per month, it shall give to BNB FTC and BNB no less than five (5) Business Days’ prior written notice (“a Notice of Borrowing”) specifying the required amount of the Advance, the purpose for the Advance and the date (which shall be a Business Day) on which such Advance is to be obtained. Each such notice shall be accompanied by a Quantity Surveyors’ Certificate referred to in Clause 9.1(g) hereto in the form annexed hereto.

(b)           When the Borrower requires any further Advances of the Third Tranche, which is to be used in connection with the Initial Development of the Beachfront Land, it shall give to BNB FTC and BNB no less than five (5) Business Days’ prior written notice (“a Notice of Borrowing”) accompanied by any such supporting documentation as BNB FTC and BNB may require.

(c)           The Borrower shall provide BNB FTC and BNB with such other supporting documents and information as BNB FTC and BNB may from time to time require in connection with any request for an Advance.

(d)           If BNB FTC and BNB determine that the Advance requested in accordance with Clause 3.4(a) hereto is not included in the Project Budget which has been approved by BNB FTC or is not satisfied on reasonable grounds as to the purpose of the Advance or the amount required or the information provided in support of the request for the Advance, BNB FTC and BNB may in its discretion refuse to pay all or any part of the Advance requested in the Notice of Borrowing.

3.6           Currencies

(a)           Subject to the provisions of this Clause 3.5, the Borrower may request the currency, being US Dollars or Barbados Dollars, in which it wishes each Advance or any part thereof of the First Tranche, the Second Tranche or the Fourth Tranche to be denominated, with up to a maximum of fifty percent (50%) of the Loan being made available in US Dollars.  The Borrower shall specify the currency requested in the Notice of Borrowing referred to in Clause 3.3 hereto. BNB FTC and BNB shall use its best endeavours to pay the Advance in the currency which the Borrower has requested in the Notice of Borrowing, but it is agreed and acknowledged by the Borrower that BNB FTC and BNB may not be able to pay all Advances in the currency requested by the Borrower and that the currency of each Advance shall be at the discretion of BNB FTC and BNB and BNB FTC and BNB reserve the right to make any Advance in Barbados Dollars or US Dollars without penalty or other recourse.

(b)           In the event of any change in currency availability or exchange rates or exchange control regulations or if there is any other reason which, in the opinion of BNB FTC and BNB, makes it impracticable for an Advance or part thereof to be made in US Dollars, the relevant advance or such part thereof may be made in the Barbados Dollar equivalent of what would have been the amount of such Advance or part thereof if it had been made in US Dollars.

3.7           Direct Payment; Liens

BNB FTC and BNB reserve the right to pay all or any part of any Advance in respect of the First Tranche, the Second Tranche or the Fourth Tranche directly to a Contractor to whom a payment is certified by the Quantity Surveyor to be due or to suppliers providing work and materials for the Project, and the Borrower hereby authorizes such payments. BNB FTC and BNB shall be entitled to deduct from each Advance all holdbacks relating to the Project required by any permitted applicable Permitted Lien or legislation and to hold the amounts so deducted until such time as BNB FTC and BNB shall be satisfied that all Lien periods have expired and no Lien has been filed with respect to work or materials supplied to the Project, and the Borrower agrees to provide to BNB FTC and BNB such Quantity Surveyors’ Certificates or opinions of its counsel as BNB FTC and BNB deem necessary in order to permit BNB FTC and BNB to satisfy itself with respect thereto.

4.           INTEREST RATES

4.1           The interest rate on Advances made under the First Tranche, the Second Tranche,  the Third Tranche and the Fourth Tranche shall be as follows:-

(a)           The interest rate on any Advances made in Barbados Dollars shall be floating at the Barbados National Bank prime lending rate such interest to be accrued monthly and capitalized quarterly.

(b)           The interest rate on any Advances made in US Dollars shall be floating at  3 month LIBOR plus 4% such interest to be accrued monthly and capitalized quarterly.

(c)           Advances under the First Tranche, the Second Tranche, the Third Tranche and the Fourth Tranche shall bear interest both before and after maturity, default or judgment on the unpaid amount thereof.

4.2           Interest shall be:-

(a)           payable on the outstanding amount of the Loan from the date of disbursement of each Advance;

(b)           paid in arrears;

(c)           calculated by multiplying the actual number of days elapsed in the period for which interest is being calculated at a daily rate based on three hundred and sixty day year.

Provided however that there shall be a moratorium on interest for two years from the 4th day of May, 2006 and that interest shall start to be payable on the outstanding amount of the Loan on the 4th day of May, 2008 in the event that no sales of Lots are completed prior to that date.

5.           FEES

5.1           Underwriting Fee

(a)           In connection with the First Tranche and the Second Tranche, the Borrower shall pay to BNB FTC a fee of Five hundred and twenty thousand Barbados Dollars (BDS$520,500.00) without any deductions on the date of the first Advance in respect of underwriting services provided by BNB FTC.

(b)           In connection with the Third Tranche, the Borrower shall pay to BNB FTC a fee of 1% of the amount of the Third Tranche without any deduction on the date of the disbursement of the first Advance of the Third Tranche in respect of underwriting services provided by BNB FTC.

(c)           In connection with the Fourth Tranche, the Borrower shall pay to BNB FTC a fee of 0.5% of the amount of the Fourth Tranche without any deduction on the date of the disbursement of the first Advance of the Fourth Tranche in respect of underwriting services provided by BNB FTC.

5.2           Management Fee

The Borrower shall pay to BNB FTC a fee of One Hundred Thousand Barbados Dollars (BDS$100,000.00) without any deductions on the date of the first Advance in respect of management services provided by BNB FTC, its agents or assigns.

6.           REPAYMENT

6.1           Loan Payments

(a)           The Borrower shall repay all Advances in respect of the First Tranche, the Second Tranche and the Third Tranche and all other amounts due under this Agreement in full by the 4th day of May, 2011.

(b)           The Borrower shall repay all Advances in respect of the Fourth Tranche not later than six months after the date of disbursement of each Advance under the Fourth Tranche.

(c)           Subject to Clause 6.1(b) and as hereinafter provided, the principal amount of the Loan and any capitalized interest thereon shall be repaid out of the Release Fees in accordance with the formula set out in Clause 6.1 (d) or as may otherwise be agreed between BNB and BNB FTC and the Borrower.

(d)           On the completion of the sale of each Lot, BNB or BNB FTC shall be paid a Release Fee by the Borrower calculated using the following formula:-

(i)           On any sales in Year 1 and 2                                                                following the 4th day of May 2006 - US$350,000.00 per acre or part thereof.
(ii)           On any sales in Year 3 following the 4th day of May 2006 - US$400,000.00 per acre or part thereof
(iii)           On any sales in Year 4 following the 4th day of May 2006 – US$550,000.00 per acre or part thereof; and
(iv)           On any sales in Year 5 following the 4th day of May 2006 - US$600,000.00 per acre or part thereof

(e)           In addition to the Release Fee referred to in Clause 6.1(d), the Borrower shall on the sale of each Lot pay to BNB or BNB FTC out of the proceeds of the sale of such Lot remaining after payment of the Release Fee any outstanding interest which has accrued to the date of the completion of the sale of such Lot or other part of the Land but has not yet been capitalized.

(f)           On the completion of the sale of each Lot and after the payment of the Release Fee referred to in Clause 6.1(d) and any accrued interest referred to in Clause 6.1(e), the Borrower shall pay to BNB or BNB FTC out of the remaining proceeds of the sale of such Lot on account of the Advances made in respect of the Fourth Tranche such amount as may be agreed from time to time between the Borrower and BNB or BNB FTC, provided however that if such amount is not agreed then the amount to be paid by the Borrower to BNB or BNB FTC shall be determined by BNB or BNB FTC.

(g)           In the event that any Lot is sold at a price per acre or part thereof which would result in a Release Fee that is less than the amount set out in Clause 6.1(d), the Borrower shall make up any shortfall between the sale price of such Lot and the amount set out in Clause 6.1(d) hereto.

(h)           In the event that the Borrower wishes to sell any part of the Land that does not consist of Lots, the Borrower shall obtain the consent of BNB and BNB FTC to such sale prior to entering into the same and BNB and BNB FTC shall stipulate the payment that it will require in order to release such part of the Land from the Mortgage / Debenture, the Composite Mortgage / Debenture or the third Mortgage / Debenture referred to in Clause 7.1 hereto, Provided however that all common areas and open spaces relating to a particular Parcel shall be released without any payment for such release upon the sale of the last Lot in such Parcel.

(i)           In addition to the Release Fees specified in Clause 6.1 (d), any interest payable in accordance with Clause 6.1 (e) or any payment under Clause 6.1(f), the Borrower shall on the sale of each Lot or other part of the Land pay any legal fees, stamp duty and other costs, fees and expenses in connection with the release by BNB of such Lot or other part of the Land and in connection with the release by BNB of the Beachfront Land or any part thereof.

(j)           The facility contemplated by this Agreement is not a revolving credit facility and, even if each Advance hereunder is repaid to BNB or BNB FTC before such repayment is required hereunder, BNB and BNB FTC are not required to make any further Advance hereunder.

6.2           Escrow Account

Any monies received by the Borrower, including the proceeds from the sale of the Land or parts thereof, which are not applied towards the payment of the principal on the Loan in accordance with Clause 6.1 hereto, shall be placed in an escrow account pursuant to the terms of the Escrow Agreement.
6.3           Prepayment

The Borrower may prepay the whole or any part of the Loan on any date upon the giving of thirty (30) days’ written notice of its intention to do so. Such prepayment shall be  without penalty and shall be a minimum of One Hundred Thousand US Dollars (US$100,000.00).

6.4           Payments on Non-Business Days

Whenever payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and any interest and fees with respect thereto shall be payable at the appropriate rate during such extension.

6.5           Methods and Place of Payment, etc.

Except as otherwise specifically provided herein, all payments by the Borrower under this Agreement shall be made to BNB or BNB FTC at No. 1 Independence Square, Bridgetown, Barbados or such other address in Barbados as may be designated by BNB or BNB FTC from time to time not later than 3:00 p.m. (local time) on the date when due, and shall be made in immediately available funds.

6.6           Net Payments and Adjustments

All payments made by the Borrower under this Agreement, inclusive of interest and finance fees, shall be made without set-off or counterclaim or other deduction and free and clear of, and without reduction for or on account of any Taxes. If the Borrower shall be required by law to deduct any such Taxes from or in respect of any sum payable hereunder to BNB or BNB FTC (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower has made all required deductions (including deductions applicable to additional sums payable hereunder), BNB or BNB FTC receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Borrower shall make all such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

6.7           Currency

6.7.1                      The Borrower shall use its best endeavours to ensure that each repayment or prepayment under this Agreement shall be made in the currency in which the relevant Advance was denominated.

6.7.2                      Any obligation of the Borrower to make payments under this Agreement in US Dollars shall not be discharged or satisfied by any tender or recovery, whether pursuant to any judgment or otherwise, expressed in or converted into any other currency except to the extent that such tender or recovery results in the effective receipt by BNB or BNB FTC of the full amount of United States Dollars, payable to it, and the Borrower shall indemnify BNB and BNB FTC (and BNB and BNB FTC shall have an additional legal claim against the Borrower) for any difference between such full amount and the amount effectively received by BNB or BNB FTC pursuant to such tender or recovery.  In the absence of manifest error, BNB or BNB FTC’s reasonable determination of currency exchange rates and of amounts effectively received by the parties hereto shall be conclusive.

7.           SECURITY

7.1           Form of Security

As general and continuing security for the due payment of the Loan by the Borrower to BNB and BNB FTC under this Agreement, there shall be provided to BNB the following security in form and substance satisfactory to BNB and BNB FTC:-

(a)           a registered first priority Mortgage / Debenture stamped to cover US$34,700,000.00 or the equivalent in Barbados Dollars effecting a legal charge over the Property and over all of the present and future assets of the Borrower;

(b)           the C.O. Williams Charge over Quotas stamped to cover US$23,444,000.00 or the equivalent in Barbados Dollars issued by the Borrower to C.O. Williams Investments Inc., being 8,000,000 quotas;

(c)           the Landmark Charge over Quotas stamped to cover US$11,256,000.00 or the equivalent in Barbados Dollars issued by the Borrower to LML Caribbean Limited, being 4,000,000 quotas;

(d)           acknowledged assignment of Fire and All Risk Insurance over the assets of the Borrower, such policy to be in a form and amount and issued by an insurer acceptable to BNB FTC and BNB with interest of BNB as first payee noted thereon;

(e)           assignment of each Contractor’s Performance Bond equivalent to 10% of the value of the relevant construction or development contract made between any Contractor and the Borrower;

(f)           acknowledged assignment of the Contractors’ All-risk insurance coverage to be maintained by each Contractor with loss payable to BNB as first payee, such insurance to cover such risks including but not limited to:-
(i)           insurance of the site and work materials;
(ii)           workman compensation insurance;
(iii)           professional indemnity insurance;
(iv)           property and indemnity to employer;
(v)           insurance against personal injury or damage.

(g)           subordination of any loans made by members of the Borrower to the Borrower or by any shareholder of any of the Subsidiaries to such Subsidiary.

(h)           Composite Mortgage/Debenture stamped to cover US$13,900,000 or its equivalent in Barbados dollars and BDS$6,200,000 comprising of (i) first legal mortgage over the Beachfront Land; (ii) second legal mortgage/debenture over the Land and over present and future fixed and floating assets of the Borrower; (iii) first charge over the present and future fixed and floating assets of Godings Bay (BVI) Limited; (iv) first charge over the present and future fixed and floating assets of Cobblers (BVI) Limited;  (v) charge over the Godings Bay (BVI) Limited Shares, being 50,000 shares; (vi) charge over Cobblers (BVI) Limited Shares, being 50,000 shares; and (vii) charge over the Cobblers (Barbados) Limited Shares, being 200 Class A Common Shares and 100 Class B Common Shares;

(i)           guarantees of the Borrower and of Godings Bay (BVI) Limited, Cobblers (Barbados) Limited and Cobblers (BVI) Limited;

(j)           acknowledged assignment of the fire and all-risk insurance coverage over the Beachfront Land to be maintained by the Borrower or the Subsidiaries with loss payable to BNB as first payee, such insurance to cover such risks including but not limited to insurance against personal injury or damage.

(k)           a registered third priority Mortgage / Debenture stamped to cover US$9,000,000.00 or the equivalent in Barbados Dollars effecting a legal charge over the Property and over all of the present and future assets of the Borrower.

7.2           Registration

BNB’s counsel shall, at the expense of the Borrower, register, file or record the Security pursuant to all applicable laws and in all offices where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving the Security applicable to it including, without limitation, in the Corporate Registry of Barbados, in the Land Registry of Barbados, in the Corporate Registry of St. Lucia and in the Corporate Registry of the British Virgin Islands. BNB’s counsel shall renew such registrations, filings and recordings from time to time as and when required to keep them in full force and effect. The Security has been or shall be prepared based on the applicable laws of Barbados applicable thereto in effect at the date thereof and amended from time to time. BNB shall have the right to require that any such documentation be amended to reflect any amendments to any laws, whether arising as a result of statutory amendments, court decisions or otherwise, in order to confer upon BNB the security interests intended to be created thereby, except that in no event shall BNB require that any such amendment be effected if the result thereof would be to grant to BNB greater rights than is otherwise contemplated herein.

7.3           After Acquired Property and Further Assurances

The Borrower shall or shall procure that the Subsidiaries from time to time execute and deliver all such further deeds or other instruments of conveyance, assignment, transfer, mortgage, pledge or charge in connection with all assets acquired by the Borrower or the Subsidiaries in respect of the Property and the Beachfront Land after the date hereof and intended to be subject to security interests created hereby including any insurance thereon; provided however that the foregoing obligation of the Borrower or the Subsidiaries to execute and deliver deeds or other instruments shall only apply whenever the Borrower is requested to do so by BNB FTC or BNB.

8.           REPRESENTATIONS AND WARRANTIES

8.1           To induce BNB or BNB FTC to make each Advance available to the Borrower, the Borrower represents and warrants to BNB FTC and BNB that as of the date hereof, at the date of each request for an Advance and during the period that any monies remain outstanding to BNB or BNB FTC:-

(a)           Corporate Status and Qualifications

(i)           The Borrower is a society with restricted liability duly formed under the laws of Barbados and validly existing under the laws of Barbados, is in good standing under such laws and is duly qualified and has full corporate power and legal right to own its property, to enter into and to perform its rights and obligations under the Security and this Agreement and to otherwise carry on its business as now conducted, and is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and would not materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or the Security to which it is a party.

(ii)           The Subsidiaries have each been duly formed under the laws of jurisdiction of their incorporation and are validly existing under the laws of the British Virgin Islands and Barbados, as the case may be, are in good standing under such laws and are duly qualified and have full corporate power and legal right to own their property, to enter into and to perform their rights and obligations under the Security and to otherwise carry on their business as now conducted, and are in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Subsidiary and would not materially adversely affect the ability of the Subsidiary to perform its obligations under the Security to which it is a party.

(b)           Business of the Borrower

The Project, the maintenance and management of the Development and the Initial Development of the Beachfront Land are the only business of the Borrower, and the Borrower has never engaged in any other business.

(c)           Quotas and Shares

(i)           The quotas referred to in Clause 7.1 (b) and (c) hereto represent all of the issued and outstanding quotas of the Society, and no other quotas have been issued or are outstanding.
(ii)           The shares referred to in Clause 7.1 (h) hereto represent all of the issued and outstanding shares of the Subsidiaries, and no other shares have been issued or are outstanding.

(d)          Authorization; Consents; Enforceable Obligations

(i)           The Borrower has taken all corporate action necessary to be taken by it to authorize the obtaining of the Loan by it hereunder and the execution and delivery of, and the performance of its obligations under this Agreement and the Security to which it is a party.  Except as otherwise contemplated in this Agreement, no consent, waiver or authorization of, or filing with, any person (including, without limitation, any creditors of the Borrower or any governmental authority or agency) is required to be obtained by the Borrower in connection with the obtaining of the Loan hereunder by the Borrower or the execution and delivery of, and the performance, validity or enforceability of this Agreement or the Security to which the Borrower is a party.  This Agreement and the Security to which the Borrower is a party have been duly executed and delivered by the Borrower, and, once the Security has been registered as contemplated in Clause 7.2 hereof, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors’ rights generally or by general principles of equity.

(ii)           Each of the Subsidiaries have taken all corporate action necessary to be taken by each one of them to authorize the execution and delivery of, and the performance of its obligations under the Security to which it is a party.  Except as otherwise contemplated in this Agreement, no consent, waiver or authorization of, or filing with, any person (including, without limitation, any creditors of the Subsidiaries or any governmental authority or agency) is required to be obtained by any of the Subsidiaries in connection with the execution and delivery of or the performance, validity or enforceability of the Security to which the Subsidiary is a party.  The Security to which the Subsidiaries are a party have been duly executed and delivered by each of the Subsidiaries, and, once the Security has been registered as contemplated in Clause 7.2 hereof, constitute legal, valid and binding obligations of the Subsidiaries enforceable against the Subsidiaries in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforceability of creditors’ rights generally or by general principles of equity.

(e)           Litigation

There is no action, suit or proceeding (whether or not purportedly on behalf of the Borrower or any Subsidiary) pending or, to the knowledge of the Borrower, threatened, against or affecting the Borrower or any Subsidiary before any court or before or by any governmental department, commission or agency, in Barbados or elsewhere, or before any arbitrator or board, which has the effect of a Material Adverse Change or has any reasonable likelihood of having such effect on the Borrower or any Subsidiary, and neither the Borrower or any of the Subsidiaries is in default with  respect to any judgment, order, writ, injunction, decree or award of any court, arbitrator or government department, commission or agency, in Barbados or elsewhere.

(f)           Burdensome Provisions

Neither the Borrower nor the Subsidiaries are a party to any agreement or instrument or subject to any rule, regulation or restriction or to any judgment, order, writ, injunction, decree or award, which materially adversely affects, or which has any reasonable likelihood of materially adversely affecting, the business, operations, property or condition (financial or otherwise) of the Borrower or any Subsidiary.

(g)           Compliance with Other Instruments

Neither the Borrower nor any of the Subsidiaries are in default in the performance or observance of any of the obligations, covenants or conditions contained in any bond, debenture, note, conditional sale agreement, lease, loan agreement or other similar document evidencing any indebtedness, liability or obligation of the Borrower or any Subsidiary or contained in any agreement or deed under or pursuant to which any of the foregoing has been issued or made and delivered, which default entitles the holder or holders, with or without the giving of notice of such default or the lapse of time, to declare any such indebtedness or liability or obligation or otherwise cause the same to become immediately due and payable.  The execution and delivery of this Agreement and the Security by the Borrower and the execution and delivery of the Security to which they are a party by the Subsidiaries and the consummation of the transactions herein and therein contemplated and the compliance with the terms, conditions and provisions hereof and thereof, will not conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the Articles of Organisation or By-laws or any agreement or instrument to which the Borrower or any Subsidiary is a party or by which it is bound, or (except as contemplated by this Agreement) result in the creation or imposition of any Lien upon any of its property other than Permitted Liens.

(h)           Title; Approvals; etc.

(i)           The Borrower is the legal and beneficial owner of the Property and the Queen Street Land, subject only to the Security. The Mortgage / Debenture and the Third Mortgage / Debenture referred to in Clauses 7.1(a) and 7.1(k) respectively shall constitute a first fixed and floating mortgage and charge on the Property and the Composite Mortgage / Debenture referred to in Clause 7.1(h) over the Queen Street Land.  There are no restrictions imposed by law or by agreement which conflict with or adversely affect the proposed development, construction and operation of the Project or with the Initial Development of the Beachfront Lands. All necessary governmental and Town and Country Planning approvals for the development, construction and operation of the Project and for the Initial Development of the Beachfront Lands as contemplated herein are in effect and have been complied with, subject only to compliance with applicable building by-laws regarding construction materials, building safety requirements and other matters with respect to construction which may not yet be in place.

(ii)           Godings Bay (BVI) Limited and Cobblers (Barbados) Limited are the legal and beneficial owners of the Other Queen Street Land, subject only to the Security. The Composite Mortgage / Debenture referred in Clause 7.1(h) shall constitute a first fixed and floating mortgage and charge on the Other Queen Street Land.

(i)           Plans and Specifications

There are no plans or specifications for the Project other than the Plans and Specifications.

(j)           Equipment and Furnishings

Except with the prior written consent of BNB FTC or BNB, no equipment or furnishings that have or will become part of the Project by attachment or use as required by the Plans and Specifications will be subject to any Lien other than the Security and Permitted Liens.

(k)           Default

No Default or Event of Default has occurred and is continuing.

(l)           Disclosure

No representation or warranty made by the Borrower in this Agreement or in any other document furnished to BNB FTC or BNB from time to time in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.  There is no fact known to the Borrower on the date of this Agreement which materially adversely affects, the business, operations, property or condition (financial or otherwise) of the Borrower which has not been set forth in or referred to in this Agreement.

(m)           Insolvency

Neither the Borrower nor any of the Subsidiaries: (i) have committed any act of bankruptcy, (ii) are insolvent,  (iii) have proposed or given notice of its intention to propose a compromise or arrangement to its creditors generally, (iv) have a petition  for a receiving order in bankruptcy filed against it, (v) have made a voluntary assignment in bankruptcy or taken any proceeding to have itself declared bankrupt or wound-up or taken any proceeding to have a receiver appointed of any part of its assets or had any encumbrancer take possession of any of its property, or (vi) have had an execution or distress become enforceable  or become levied on any of its assets and property.

(n)           Infringement

To the best of the knowledge of the Borrower the design, construction and operation of the Project does not infringe upon any patents, trademarks, trade names, service marks or copyrights, domestic or foreign or any other industrial property or intellectual property of any other person.

(o)           Contractual Obligations

All contractual obligations of the Borrower as at the date hereof under the Project Contracts and the Project Documents have been satisfied, met or otherwise complied with.

(p)           The Association

(i)           The Association is a non-profit company duly formed under the laws of Barbados and validly existing under the laws of Barbados, is in good standing under such laws and is duly qualified and has full corporate power and legal right to own its property, to enter into and to perform its rights and obligations under the  Project Documents and to otherwise carry on its business as now conducted, and is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Association and would not materially adversely affect the ability of the Association to perform its obligations under the Project Documents to which it is a party.

(ii)           There is no action, suit or proceeding (whether or not purportedly on behalf of the Association) pending or, to the knowledge of the Borrower, threatened, against or affecting the Association before any court or before or by any governmental department, commission or agency, in Barbados or elsewhere, or before any arbitrator or board, which has the effect of a Material Adverse Change or has any reasonable likelihood of having such effect on the Association, and the Association is not in default with  respect to any judgment, order, writ, injunction, decree or award of any court, arbitrator or government department, commission or agency, in Barbados or elsewhere.

(iii)           The Association is not a party to any agreement or instrument or subject to any rule, regulation or restriction or to any judgment, order, writ, injunction, decree or award, which materially aversely affects, or which has any reasonable likelihood of materially adversely affecting, the business, operations, property or condition (financial or otherwise) of the Association.

(iv)           The Association is not in default in the performance or observance of any of the obligations, covenants or conditions contained in any bond, debenture, note, conditional sale agreement, lease, loan agreement or other similar document evidencing any indebtedness, liability or obligation of the Association or contained in any agreement or deed under or pursuant to which any of the foregoing has been issued or made and delivered, which default entitles the holder or holders, with or without the giving of notice of such default or the lapse of time, to declare any such indebtedness or liability or obligation or otherwise cause the same to become immediately due and payable.

(v)           The Association: (a) has not committed any act of bankruptcy, (b) is not insolvent,  (c) has not proposed or given notice of its intention to propose a compromise or arrangement to its creditors generally, (d) has no petition  for a receiving order in bankruptcy filed against it, (e) has not made a voluntary assignment in bankruptcy or taken any proceeding to have itself declared bankrupt or wound-up or taken any proceeding to have a receiver appointed of any part of its assets or had any encumbrancer take possession of any of its property, or (f) has not had an execution or distress become enforceable  or become levied on any of its assets and property.

8.2           To induce BNB and BNB FTC to make each Advance to the Borrower, C.O. Williams hereby represents and warrants to BNB and BNB FTC that as of the date hereof, at the date of each request for an Advance and during the period that any monies remain outstanding to BNB or BNB FTC by the Borrower:-

(a)           Corporate Status and Qualifications

C.O. Williams is a limited liability company duly formed under the laws of Barbados, is validly existing under the laws of Barbados and is duly qualified and has full corporate power and legal right to performs its obligations under this Agreement and to carry on its business as now conducted, and is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or condition (financial or otherwise) of C.O. Williams and would not materially adversely affect the ability of C.O. Williams to perform its obligations under this Agreement.

(b)           Litigation

There is no action, suit or proceeding (whether or not purportedly on behalf of C.O. Williams) pending or, to the knowledge of C.O. Williams, threatened, against or affecting C.O. Williams before any court or before or by any governmental department, commission or agency, in Barbados or elsewhere, or before any arbitrator or board, which has the effect of a Material Adverse Change or has any reasonable likelihood of having such effect on C.O. Williams, and C.O. Williams is not in default with  respect to any judgment, order, writ, injunction, decree or award of any court, arbitrator or government department, commission or agency, in Barbados or elsewhere.

(c)           Burdensome Provisions

C.O. Williams is not a party to any agreement or instrument or subject to any rule, regulation or restriction or to any judgment, order, writ, injunction, decree or award, which materially aversely affects, or which has any reasonable likelihood of materially adversely affecting, the business, operations, property or condition (financial or otherwise) of C.O. Williams.

(d)           Compliance with Other Instruments

The execution and delivery of this Agreement and the consummation of the transactions herein and therein contemplated and the compliance with the terms, conditions and provisions hereof and thereof, will not conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the articles of incorporation or by-laws or other constitutional documents or corporate instruments of C.O. Williams or any agreement or instrument to which C.O. Williams is a party or by which it is bound.

(e)           Disclosure

No representation or warranty made by C.O. Williams in this Agreement or in any other document furnished to BNB FTC or BNB from time to time in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.  There is no fact known to C.O. Williams on the date of this Agreement which materially adversely affects, the business, operations, property or condition (financial or otherwise) of C.O. Williams which has not been disclosed to BNB FTC or BNB.

(f)           Insolvency

C.O. Williams (i) has not committed any act of bankruptcy, (ii) is not insolvent,  (iii) has not proposed or given notice of its intention to propose a compromise or arrangement to its creditors generally, (iv) has no petition  for a receiving order in bankruptcy filed against it, (v) has not made a voluntary assignment in bankruptcy or has taken any proceeding to have itself declared bankrupt or wound-up or taken any proceeding to have a receiver appointed of any part of its assets or had any encumbrancer take possession of any of its property, or (vi) has not had an execution or distress become enforceable  or become levied on any of its assets and property.

(g)           Infringement

To the best of the knowledge of C.O. Williams, the design, construction and operation of the Project does not infringe upon any patents, trademarks, trade names, service marks or copyrights, domestic or foreign or any other industrial property or intellectual property of any other person.

(h)           Charge on Quotas

There has been no default by C.O. Williams Investments Inc. of any of the terms and conditions of the C.O. Williams Charge over Quotas.

8.3           To induce BNB and BNB FTC to make each Advance to the Borrower, Landmark herby represents and warrants to BNB and BNB FTC that as of the date hereof, at the date of each request for an Advance and during the period that any monies remain outstanding to BNB or BNB FTC by the Borrower:-

(a)           Corporate Status and Qualifications

Landmark is a corporation duly formed under the laws of the State of Delaware, is validly existing under the laws of the State of Delaware and is duly qualified and has full corporate power and legal right to perform its obligations under this Agreement and to carry on its business as now conducted, and is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Landmark and would not materially adversely affect the ability of Landmark to perform its obligations under this Agreement.

(b)           Litigation

There is no action, suit or proceeding (whether or not purportedly on behalf of Landmark) pending or, to the knowledge of Landmark, threatened, against or affecting Landmark before any court or before or by any governmental department, commission or agency, in Barbados, the United States of America or elsewhere, or before any arbitrator or board, which has the effect of a Material Adverse Change or has any reasonable likelihood of having such effect on Landmark, and Landmark is not in default with  respect to any judgment, order, writ, injunction, decree or award of any court, arbitrator or government department, commission or agency, in Barbados, the United States of America or elsewhere.

(c)           Burdensome Provisions

Landmark is not a party to any agreement or instrument or subject to any rule, regulation or restriction or to any judgment, order, writ, injunction, decree or award, which materially aversely affects, or which has any reasonable likelihood of materially adversely affecting, the business, operations, property or condition (financial or otherwise) of Landmark.

(d)           Compliance with Other Instruments

The execution and delivery of this Agreement and the consummation of the transactions herein and therein contemplated and the compliance with the terms, conditions and provisions hereof and thereof, will not conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the constitutional documents or corporate instruments of Landmark or any agreement or instrument to which Landmark is a party or by which it is bound.

(e)           Disclosure

No representation or warranty made by Landmark in this Agreement or in any other document furnished to BNB FTC or BNB from time to time in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they are made, not misleading.  There is no fact known to  Landmark on the date of this Agreement which materially adversely affects, the business, operations, property or condition (financial or otherwise) of Landmark which has not been disclosed to BNB FTC or BNB.

(f)           Insolvency

Landmark (i) has not committed any act of bankruptcy, (ii) is not insolvent,  (iii) has not proposed or given notice of its intention to propose a compromise or arrangement to its creditors generally, (iv) has no petition  for a receiving order in bankruptcy filed against it, (v) has not made a voluntary assignment in bankruptcy or has taken any proceeding to have itself declared bankrupt or wound-up or taken any proceeding to have a receiver appointed of any part of its assets or had any encumbrancer take possession of any of its property, or (vi) has not had an execution or distress become enforceable  or become levied on any of its assets and property.

(g)           Infringement

To the best of the knowledge of Landmark, the design, construction and operation of the Project does not infringe upon any patents, trademarks, trade names, service marks or copyrights, domestic or foreign or any other industrial property or intellectual property of any other person.

(h)           Charge on Quotas

There has been no default by LML Caribbean Limited of any of the terms and conditions of the Landmark Charge over Quotas.

8.4           If during the period that any monies remain outstanding to BNB or BNB FTC there is a breach of any of the representations or warranties provided in Clause 8.1, 8.2 or 8.3 hereto, BNB and BNB FTC shall be under no obligation to make any further Advances pursuant to this Loan Agreement.

9.           COVENANTS

9.1           Affirmative Covenants by the Borrower

The Borrower covenants and agrees that so long as any Advance is outstanding or other amount is owed by it hereunder, it shall:-

(a)           Use of Funds

Use or permit to be used the Loan or any part thereof solely for the payment of Project Costs, for the purchase of Shares and the Queen Street Land and for the Initial Development of the Beachfront Land.

(b)           Project Budget

Consult with BNB FTC or BNB in respect of any proposed material revisions, variations or deviations in connection with the Project Budget and obtain BNB FTC or BNB’s prior written consent to the same.

(c)           Changes to Project

Consult with BNB FTC or BNB in respect of any proposed changes, variations or deviations in connection with the layout or structure of the Project or the Development that are material, obtain BNB FTC or BNB’s prior written consent to the same and, if applicable, obtain the permission of the Chief Town Planner and any licences, consents, permits or authorizations required to effect and to keep in effect any such material change, variation or deviation.

(d)	Acquisition of Assets
Forthwith notify BNB FTC and BNB of its intention to acquire any assets that would have a material impact on the financial position of the Borrower which are not in the Project Budget.

(e)	Price Lists

Provide to BNB FTC and BNB the list of prices and any amendments thereto for the sale of the Lots and of any other part of the Development that may be for sale by the Borrower.
(f)	Project Information

Provide to BNB FTC and BNB updates on the sales of the Lots and updates on the construction and progress of the Project from time to time but in any event not less than every month from the date of the first Advance in respect of the First Tranche or as may otherwise be required by BNB FTC or BNB, and to provide at least twenty-four hours’ notice to BNB FTC and BNB to permit BNB FTC or BNB or its agent to attend all meetings concerning sales, construction, general progress or otherwise to do with the Project.

(g)	Quantity Surveyors’ Certificate

Deliver or cause to be delivered to BNB FTC and BNB concurrently with each Notice of Borrowing but in any event not less frequently than every two months, a certificate from the Contractor duly certified by the Quantity Surveyor and verified by BNB FTC or BNB or its representative certifying (i) that construction of the Project to the date hereof is in compliance with all laws, by-laws, permits and orders, and has progressed in accordance with the Construction Schedule; (ii) the percentage of construction completed to the date thereof; (iii) the Estimated Completion Costs and (iv) such other matters as may be required by BNB FTC or BNB.

(h)           Payment of Obligations

Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its indebtedness and other material obligations of whatever nature (including all Project Costs), except when the amount or validity thereof is currently being contested and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

(i)           Financial Statements

The Borrower shall:-

(i)           within ninety days after the close of each financial year of the Borrower, deliver to BNB FTC and BNB an audit report prepared and certified by independent, certified or chartered accountants approved by BNB FTC or BNB;
(ii)           within sixty days after the close of its first three calendar quarters, deliver to BNB FTC and BNB unaudited reports or financial statements certified as accurate by one of the authorized officers of the Borrower;

(iii)           on a quarterly basis, deliver to BNB FTC and BNB unaudited financial statements and a certificate signed by an authorized officer of the Borrower, certifying that no Default exists;

(iv)           deliver to BNB FTC and BNB such other information as BNB FTC or BNB may from time to time reasonably request.  All such financial information shall present fairly and accurately the financial position of the Borrower in accordance with GAAP. If the financial information referred to in this Clause 9.1(b) is not submitted as herein stipulated, BNB FTC and BNB reserve the right to have the said financial information prepared and to debit the Borrower’s account with the cost of the same and to vary upwards the interest rate having given notice to the Borrower of such variation.

(j)           Changes

Forthwith notify BNB FTC and BNB if (i) there is a Material Adverse Change in the financial condition of the Borrower and / or (ii) the business, operations and property of the Borrower has been materially adversely affected for any reason.

(k)           Conduct of Project

(i)           Carry out the Project and conduct business efficiently and with due regard for the environment.

(ii)           Adhere to and comply strictly with environmental regulations and laws, such adherence and conformation to be confirmed by an officer of the Borrower to BNB FTC or BNB on an annual basis.

(iii)           Maintain the site of the Project to a level acceptable to BNB FTC and BNB.

(iv)           Obtain the written approval of BNB FTC or BNB for all material changes in the scope of works and any variations that will materially increase the cost of the Project, such changes and variations to be advised to and acknowledged by the Contractor.

(v)           Obtain from each Contractor a fixed price contract (or other contract acceptable to BNB FTC and BNB) whereby the Contractor assumes all construction risks in this regard, such contract to be executed in a form acceptable to BNB FTC and BNB, and obtain the prior written consent of BNB FTC or BNB before entering into or amending such contract or agreeing to any change in price or scheduling under the terms of such contract. A copy of each such contract and any amendments thereto shall be provided to BNB FTC and BNB immediately after each such contract and any amendments thereto have been entered into by the Borrower.

(vi)           Ensure that all consents, licences, permits and any other statutory or governmental requirements and / or regulations required in connection with the maintenance and running of the Development are obtained and adhered to, the same to be confirmed by an Officer of the Borrower to BNB FTC or BNB on an annual basis.

(vii)           Punctually pay and discharge all rates taxes duties charges assessments impositions and outgoings which shall be assessed charged or imposed upon or payable in respect of the Property or any part thereof and if pursuant thereto at any time such payments shall not be made or the receipts therefore should not be delivered to BNB FTC or BNB on demand BNB FTC or BNB may pay the same and all monies expended by BNB FTC or BNB this provision shall be deemed to be properly paid by BNB FTC or BNB on behalf of the Borrower.

(viii)                      Ensure that nothing shall be done or nothing shall be permitted to be done in consequence whereof any of the Property may in any way deteriorate or lessen in value or any policy of insurance effected in pursuance of the provisions of this Agreement be avoided or the amount of any premium payable for any such policy of insurance be increased.

(l)           Completion of Project

(i)           Complete or cause to be completed the construction and equipping of the Project in a timely manner and in accordance with the Plans and Specifications and the Construction Schedule, and duly exercise or cause to be exercised all rights under the Project Contracts to achieve such result.

(ii)           At any time permit a Project Review Team appointed by BNB FTC or BNB to evaluate the Project Budget and the Project Documents to determine whether or not the Project can be completed for the stated amount and time frame.

(iii)           Ensure that Certificates of Compliance for the sale of the Lots and for the completion of all works on the Project site are obtained after the requisite works required under the Permission of the Chief Town Planner have been completed, and to provide a copy of the same to BNB FTC and BNB, and to undertake to promptly make any variations or adjustments required by the Chief Town Planner in order for a Certificate of Compliance to be obtained.

(m)           Project Documents and Construction Contracts

Ensure that all Project Documents and Construction Contracts have, in form and in substance, been approved by BNB FTC or BNB before they have been deemed to be finalized.

(n)           Discharge of Liens

Discharge any Lien relating to the Project within five days of receiving notice thereof provided that the Lien is not in dispute.

(o)           Conduct of Business and Maintenance of Existence

Carry on and conduct its business and operations in a proper, efficient and businesslike manner, in accordance with good business practices; preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, property or condition (financial or other wise) of the Borrower, or the ability of the Borrower to perform its obligations under the Project Contracts, this Agreement or the Security to which it is a party.

(p)           Insurance

(i)           Construction

The Borrower shall maintain or cause to be maintained Contractors’ All-risk insurance coverage on the Project to be sufficient to replace the Project or to repay all amounts outstanding pursuant to the Loan and required to be paid hereunder and such other direct damage and indirect damage with respect to delay in opening insurance as BNB FTC or BNB may reasonably require from time to time, all with insurance companies as approved by BNB FTC or BNB. Such insurance is to be in such amounts and with such deductibles as are customary in the case of owners of projects similar to the Project and in any event as are acceptable to BNB FTC and BNB. Such insurance is to cover such risks including but not limited to:- (i) insurance of the site and work materials; (ii) workman compensation insurance; (iii) professional indemnity insurance; (iv) property and indemnity to employer;  (v) insurance against personal injury or damage.

(ii)           Post Construction

After Substantial Completion has been achieved and for so long as any amounts are due hereunder, the Borrower shall maintain or cause to be maintained:-

(a)           all risks insurance (including the perils of fire, flood, hurricane, tidal wave and earthquake) on all property of the Borrower located at and / or relating to the Property on  a replacement cost basis;

(b)           commercial general and umbrella liability insurance, including insurance against claims for personal injury, death, property damage or other loss arising out of the business of the Borrower and the operation of the Project and extended to include coverage for contractual liability, contingent employer’s liability, collapse and explosion;

(c)           workers’ compensation insurance covering employees of the Borrower and any other person acting under the authority of the Borrower;

all with insurance companies as approved by BNB FTC or BNB such approval not be unreasonably withheld. Such insurance is to be in such amounts and with such deductibles as are customary in the case of owners of projects similar to the Project and in any event as are acceptable to BNB FTC and BNB, such acceptance not be unreasonably withheld.

(iii) Insurance on the Beachfront Land

The Borrower shall maintain or cause to the Subsidiaries to maintain:

(a)           all risks insurance (including the perils of fire, flood, hurricane, tidal wave and earthquake) on the Beachfront Land on  a replacement cost basis;

(b)           commercial general and umbrella liability insurance, including insurance against claims for personal injury, death, property damage or other loss arising out of the business of the Subsidiaries and extended to include coverage for contractual liability, contingent employer’s liability, collapse and explosion;

(c)           workers’ compensation insurance covering employees of the Subsidiaries and any other person acting under the authority of the Subsidiaries all with insurance companies as approved by BNB FTC or BNB such approval not be unreasonably withheld. Such insurance is to be in such amounts and with such deductibles as are customary in the case of owners of property similar to the Beachfront Land and in any event as are acceptable to BNB FTC and BNB, such acceptance not be unreasonably withheld.

(iv)           General

(a)           All policies taken by the Borrower or the Subsidiaries including but not limited to physical damage shall note the interest of BNB as first mortgagee.

(b)           Upon procurement of the insurance required pursuant to this clause, the Borrower shall furnish to BNB an Officers’ Certificate of the Borrower indicating procurement of all such required insurance. Such Officers’ Certificate shall identify the underwriters, the type of insurance, the insurance limits, the risks covered thereby and the policy term. Upon any renewal of such insurance, the Borrower shall furnish to BNB an Officer’s Certificate of the Borrower confirming such renewal and identifying the underwriters, the type of insurance, the insurance limits, the risks covered therein and the policy terms.

(c)           Each insurance policy obtained by the Borrower shall subject to the insurer’s agreement provide for at least thirty days’ written notice to BNB  of cancellation, reduction in amount of coverage or any material change in coverage.

(d)           The Borrower shall not, directly or indirectly, terminate, cancel or suspend or permit or consent to any termination, cancellation or suspension of, or enter into or consent to or permit the assignment of the rights or obligations of any party to any insurance policy obtained by it without the prior written consent of BNB.

(e)           The Borrower shall not, directly or indirectly, amend, modify, supplement or waive, or permit or consent to the amendment, modification, supplement or waiver of, any of the provisions of, or give any consent under, any insurance policy obtained by it (including amending, reducing or canceling any coverage thereunder), without the prior written consent of BNB such consent not to be unreasonably withheld.

(g)           The provisions of this clause shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the Security that require the maintenance of insurance.  In the event that any insurance whatsoever is purchased, taken or otherwise obtained by the Borrower with respect to the Project or the Beachfront Land otherwise than as required hereunder or if the interest of BNB is not properly noted thereon or the security interest of BNB is not otherwise made upon the terms required in this Section, without limitation of any provision of the Security , such insurance shall be considered assigned hereunder to BNB on its behalf with the right of BNB on its behalf to make, settle, comprise and liquidate any and all claims thereunder, without prejudice to the exercise of any other rights and remedies that BNB on its behalf may have  under any Applicable Law.

(h)            BNB FTC and BNB agree that absent the continuing occurrence of any Default or Event of Default, all insurance proceeds received by BNB pursuant to this clause shall be utilized to repair or reinstate those parts of the Property or the Beachfront Land which were damaged by the event to which the insurance applies or shall otherwise be utilized to cover damages or losses incurred by the Borrower in connection with the damage sustained on the Property or the Beachfront Land and in the event that the proceeds of such insurance are sufficient after making good the damage to the Property or the Beachfront Land may be applied by the Borrower to costs incurred in connection with any applicable insurance claim.

(q)           Inspection of Property; Books and Records; Discussions

The Borrower and the Subsidiaries shall keep proper books of  record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; at any reasonable time and from time to time upon reasonable prior notice, the Borrower and the Subsidiaries shall permit employees and/or agents of BNB FTC or BNB to examine and make copies of and abstracts from the records and books  of account of the Borrower and/or the Subsidiaries and to visit  and inspect the premises and properties, including the Project, of the Borrower and/or the Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and/or the Subsidiaries with any of the chief financial officers of the Borrower or such other knowledgeable  senior officer as may be designated from time to time by the Borrower and to inspect any of the collateral subject to the security interests granted under or pursuant to the Security.

(r)           Inspection of Property

The Borrower shall provide BNB FTC and BNB with access to the Property and the Beachfront Land from time to time during the course of construction as well as after the completion of the Project for the purposes of inspecting the Property or the Beachfront Land upon not less than twenty-four hours’ notice to the Borrower.

(s)           Filings

The Borrower shall ensure that it and the Subsidiaries file all tax returns required to be filed by any one of them and to pay all assessments, re-assessments, and all other taxes, governmental charges, penalties, interest and fines, if any, due and payable by it, including but not limited to Value Added Tax, land tax, corporation tax and contributions to the National Insurance Scheme, and shall provide BNB FTC or BNB with written evidence of such filings and payments when requested to do so.

(t)           Notices

Promptly give notice to BNB FTC and BNB:-

(i)           of the occurrence of any Default or Event of Default;

(ii)           of any Default or Event of Default under any Contractual Obligation of the Borrower or any of the Subsidiaries or litigation, investigation or proceeding which may exist at any time between the Borrower or any of the Subsidiaries and any Governmental Authority, which in either case has any reasonable likelihood of having a material  adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower or any of the Subsidiaries;

(iii)           of any litigation or proceeding affecting the Borrower in which the portion of the alleged damages not fully covered by insurance is more than One Million Barbados Dollars (BDS$1,000,000.00)  (or an equivalent amount in any other currency or currencies) or in which any injunctive or similar relief is sought, and of any material adverse development in such litigation or proceeding; and

(iv)           of any Material Adverse Change concerning  the Borrower or any of the Subsidiaries.

Each notice pursuant to this paragraph (u) shall be accompanied by a statement of the chief executive officer or chief financial officer of the Borrower or the Subsidiary setting forth details of the occurrence referred to therein and stating what action the Borrower or the Subsidiary has taken and proposes to take with respect thereto.

(u)           Security

The Borrower shall provide or shall procure that the Subsidiaries provide the Security contemplated hereunder perfected to the satisfaction of BNB and BNB FTC.

(v)           Necessary Acts for Security

The Borrower shall perform or cause to be performed on the request of BNB FTC or BNB and at the Borrower’s expense, such acts as may be reasonably necessary or advisable to preserve, protect or perfect any Lien provided for hereunder or under any of the documents relating to the Security or otherwise to carry out the intent of this Agreement.  Without limiting the generality of the foregoing, the Borrower shall cause to be executed, delivered and registered such further deeds or instruments of conveyance, assignment, transfer, mortgage, pledge or charge necessary or advisable for such purpose.

(w)           Escrow Account

Hold in an escrow account all proceeds from the sale of the Land or any part thereof as provided for in Clause 6.3 hereto.

(x)           Operating Accounts

Establish and maintain any operating accounts in respect of the Loan and the Project at BNB.

(y)           Intellectual Property

Register the trade mark and name “Apes Hill Club” and all intellectual property rights pertaining thereto with the appropriate Government Authority, and to keep all licences and registrations in connection therewith in full force and effect.

(z)           Breach of Contract

Notify BNB FTC and BNB of any breach of any of the Project Documents, Project Contracts or Construction Contracts immediately upon such breach coming to or being brought to the Borrower’s attention

9.2           Affirmative Covenants by the Project Sponsors

The Project Sponsors respectively covenant and agree that so long as any Advance is outstanding or other amount is owed by the Borrower hereunder:-

(a)           Financial Statements

Each Project Sponsor shall deliver to BNB FTC or BNB such financial information regarding such Project Sponsor as BNB FTC or BNB may from time to time reasonably request. All such financial information shall present fairly and accurately the financial position of each Project Sponsor in accordance with GAAP.

(b)           Excess Project Costs

Establish the necessary cost control arrangements and ensure that adequate provisions are in place to meet the costs of any unanticipated variations. Any cost over-runs in the construction, FF&E, purchasers and / or other Project Costs not included in the Project Budget shall be borne by the Project Sponsors and shall be paid by the Project Sponsors immediately upon identification thereof prior to the Borrower requesting any further Advances and BNB FTC and BNB shall be provided with such evidence of such payments as it may require as a condition precedent to the making of any further Advances.

(c)           Changes

Each Project Sponsor shall forthwith notify BNB FTC and BNB if (i) there is a Material Adverse Change in its financial condition and / or (ii) its business, operations and property has been materially adversely affected for any reason and / or (iii) there is a change in any of the directors or executive officers of the Project Sponsors and /or (iv) there is a change in the beneficial ownership of either of the Project Sponsors.

(d)           Conduct of Business and Maintenance of Existence

Each Project Sponsor shall carry on and conduct its business and operations in a proper, efficient and businesslike manner, in accordance with good business practices; preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Contractual Obligations and Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on its business, operations, property or condition (financial or other wise), or its ability to perform its obligations under the Project Contracts, this Agreement or any other agreement relating to the Project to which it is a party.

(e)           Inspection of Property; Books and Records; Discussions

Each Project Sponsor shall keep proper books of  record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; at any reasonable time and from time to time upon reasonable prior notice, each Project Sponsor shall permit employees and/or agents of BNB FTC and BNB to examine and make copies of and abstracts from the records and books  of account of the Project Sponsor  and to discuss the affairs, finances and accounts of the Project Sponsor with any of the chief financial officers of the Project Sponsor or such other knowledgeable  senior officer as may be designated from time to time by the Project Sponsor.

(f)           Notices

Promptly give notice to BNB FTC and BNB of (i) any litigation or proceeding affecting the Project Sponsor in which the portion of the alleged damages not fully covered by insurance is more than One Million Barbados Dollars (BDS$1,000,000.00)  (or an equivalent amount in any other currency or currencies) or in which any injunctive or similar relief is sought, and of any material adverse development in such litigation or proceeding; and (ii) of any Material Adverse Change concerning  either of the Project Sponsors.   Each notice pursuant to this paragraph (f) shall be accompanied by a statement of the chief executive officer or chief financial officer of the Project Sponsor setting forth details of the occurrence referred to therein and stating what action the Project Sponsor has taken and proposes to take with respect thereto.

(g)           Compliance

Procure that the Borrower shall observe the covenants on the part of the Borrower contained in this Agreement and comply with the terms and conditions hereof.

(h)           Provision of Services

Any services to be provided to the Borrower by either of the Project Sponsors or any Related Party of the Project Sponsors shall be provided at fair market value on an arms length basis.

(i)           Notice of Breach

Promptly give notice to BNB FTC and BNB of any breach of any Construction Contract to which either of the Project Sponsors or any Related Party of either of the Project Sponsors is a party.

9.3           Negative Covenants

The Borrower covenants and agrees that so long as any Advance is outstanding or other amount is owed by it hereunder, it shall not do or permit to be done the following acts or things without the prior written consent of BNB FTC or BNB in each case such consent not to be unreasonably withheld namely:-

(a)	Liens

Create, incur, assume or suffer or permit to exist any Lien upon the Property, the Shares or the Beachfront Land, except for the Security and Permitted Liens.

(b)	Amendments

(i)           Agree to or permit any material amendment to be made the Project Budget.

(ii)           Agree or permit any material amendment to be made to the Articles of Organization, the By-Laws, to the Members’ Agreement, the Memorandum and Articles of Association of Cobblers (BVI) Limited, the Memorandum and Articles of Association of Godings Bay (BVI) Limited or the Articles of Incorporation and By-Laws of Cobblers (Barbados) Limited.

(iii)           Agree or permit any material amendment to be made to the Project Documents.

(iv)           Agree or permit any material amendment to the Plans and Specifications.

(v)           Agree or permit any amendment to the financial year end of the Borrower.

(c)	Quotas and Shares

(i)           Issue any quotas in the Borrower to any other Person other than those that have, as at the date hereof, been issued to C.O. Williams Investments Inc., being 8,000,000 quotas and to LML Caribbean Ltd., being 4,000,000 quotas.

(ii)           Issue any shares  in Cobblers (BVI) Limited or Godings Bay (BVI) Limited to any other Person other than those that have, as at the date hereof, been issued to the Borrower, being 50,000 shares.

(iii)           Issue any shares  in Cobblers (Barbados) Limited to any other Person other than those that have, as at the date hereof, been issued to Cobblers (BVI) Limited, being 200 Class A Common Shares and 100 Class B Common Shares shares.

(iv)           Grant to any Person any agreement or option or any rights or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription, allotment or issuance of any of the unissued quotas in the capital of the Borrower or of loan capital of the Borrower or any of the unissued shares in the capital of any of the Subsidiaries or of the loan capital of any of the Subsidiaries.

(d)	Termination

Permit any termination of any of the Project Contracts by other than a default thereunder by the contracting party(s).

(e)           Amalgamation and Disposition of Assets

Enter into any transaction of amalgamation or consolidation or merger or liquidate, wind up or dissolve itself (or suffer any liquidation, winding-up or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business or property.

(f)           Borrowing of Money

Borrow money except pursuant to this Agreement.

(g)           Dividends

Pay any dividends or make any distribution.

(h)           Repayment of Loan

Repay any outstanding loans or any other amounts owing to the managers and / or members of the Borrower and / or to any Related Party (other than fees payable pursuant to the Project Contracts), or repay any intercompany loans until the Loan is repaid to BNB FTC and BNB.

(i)           Sale of Assets

Sell or otherwise dispose of any accounts receivable or other assets of the Borrower or the Subsidiaries other than in the normal course of the business of the Borrower or the Subsidiaries.

(j)           Sale and Leaseback Transactions

Enter into any sale and leaseback transactions.

(k)           Consolidations and Mergers

Consolidate with or merge into any other company or sell all or substantially all of its assets or permit any other company to merge into the Borrower or a Subsidiary or acquire all or a substantial part of the assets or capital stock or any other person, firm or company if such acquisition is analogous in either purpose or effect to consolidation or merger.

(o)           Intellectual Property

License, sell, assign or otherwise transfer or dispose of any of the Borrower’s intellectual property rights relating to the Apes Hill Club trademark or to the Development.

(p)           Covenants and Proprietary Interest

(i)           Enter into any covenants affecting or grant any Proprietary Interest in the unsold Lots, the golf course, the Club, the Beachfront Land or any other part of the Property or of the Beachfront Land to any third party other than the restrictive covenants and easements that are included in the Project Documents and approved by BNB FTC or BNB;

(ii)           Grant or permit any Person to grant any Proprietary Interest in the Club to any member of the Club;

(iii)           Include or allow any Person to include any provisions in the Club’s plan for offering of membership or the Club Rules and Club Regulations such that they provide that membership of the Club gives a member a Proprietary Interest to use the Club Facilities.

10.           EVENTS OF DEFAULT

10.1           Events of Default

Any of the following events shall constitute an Event of Default hereunder:-

(a)           if at the end of the First Phase, BNB FTC or BNB determines that the Conditions Precedent to the Second Tranche have not been satisfied by the Borrower;

(b)           if the Borrower fails to pay any amounts due under this Agreement in accordance with Clause 6.1(a) hereof;

(c)           if the Borrower or the Project Sponsors default in the performance or observance of any covenant contained in Clause 9 hereto and, with respect to any such default as is capable of being remedied, such default continues for ten days or more;

(d)           subject to the above clauses (a), (b) and (c), if the Borrower or the Project Sponsors or the Subsidiaries default in the performance or observance of any term, condition or covenant contained in this Agreement, the Security, the Project Contracts, the Project Documents or any other agreement or undertaking with BNB FTC or BNB and such default continues for a period of ten days or more;

(e)           if any representation or warranty contained in this Agreement shall be untrue in any material respect on the date as of which it was  made or at any time while any Advances or other amounts due under this Agreement remain outstanding;

(f)           if the Borrower defaults in the payment when due of any other indebtedness or defaults in honouring when called upon any guarantee or indemnity given by it, and the time for payment of such indebtedness or honouring such guarantee or indemnity is not effectively extended or waived, or if any indebtedness or liability of the Borrower is caused to become due and payable prior to its stated maturity or prior to its regularly scheduled date for payment;

(g)           if this Agreement or the Security or any part thereof shall, at any time after its respective execution and delivery and for any reason, cease to be in full force and effect, or if the validity or enforceability thereof is disputed in any manner by any of the parties thereto other than BNB FTC or BNB;

(h)           if the Security or any part thereof shall, at any time after its execution and delivery and for any reason, ceases to constitute a Lien of the nature and priority specified in or contemplated by this Agreement;

(i)           if the Borrower or a Project Sponsor or a Subsidiary institutes proceedings for its winding up, liquidation or dissolution, or takes action to become a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganisation, readjustment, arrangement, composition or similar relief under any bankruptcy law or any other similar Applicable Law or consent to the filing of any such petition, or consent to the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of any part of the property of the Borrower or a Project Sponsor or a Subsidiary which, in the sole opinion of BNB FTC or BNB, is material, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or commits any other act of bankruptcy, or suspends transaction of its usual business, or any action is taken by the Borrower or a Project Sponsor or a Subsidiary in furtherance of any of the aforesaid;

(j)           if a court having jurisdiction enters a decree or order adjudging the Borrower or a Project Sponsor or a Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation, readjustment, arrangement, composition or similar relief under any bankruptcy law or any other similar Applicable Law, or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, trustee or assignee in bankruptcy or insolvency of any part of the property of the Borrower or a Project Sponsor or a Subsidiary which, in the sole opinion of BNB FTC or BNB, is material, or for the winding up, dissolution or liquidation of its affairs, is entered and such decree or order is not contested and the effect thereof stayed, or any part of the property of the Borrower  or  a Project Sponsor or a Subsidiary which in the sole opinion of BNB FTC or BNB is material is sequestered or attached and is not returned to the possession of the Borrower or released from such attachment within 15 days thereafter;

(k)           if an encumbrancer takes possession of any of the property of the Borrower  or a Project Sponsor or a Subsidiary or a distress or execution or any similar process is levied or enforced against the same and remains unsatisfied for the shorter of a period of 15 days or such period as would permit such part of the property to be sold thereunder, and such action, in the sole opinion of BNB FTC or BNB has a likelihood of having a material and adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower or  a Project Sponsor or a Subsidiary;

(l)           if a final judgment shall be rendered against the Borrower or  a Project Sponsor or a Subsidiary and, within fifteen days after entry thereof, such judgment shall not have been discharged, or execution thereof stayed pending appeal or if, within fifteen days after the expiration of any such stay, such judgment shall not have been discharged;

(m)           if the Borrower or either of the Project Sponsors or any one of the Subsidiaries becomes a party to any litigation or arbitration proceedings or to any actions, suits proceedings or investigations including but not limited to any claims in respect of Taxes, governmental charges or assessments which, in the opinion of BNB FTC or BNB, may have a material adverse effect on the financial position of the Borrower or of either of the Project Sponsors or any one of the Subsidiaries; or

(n)           if BNB FTC or BNB on reasonable grounds determines that the Project cannot be completed in accordance with the Construction Schedule or within the Project Budget.

10.2           Actions on  Default

Upon the occurrence of any Event of Default, and at any time thereafter if the Event of Default shall then be continuing, BNB FTC or BNB in its discretion may take any or all of the following actions:-
(a) declare the principal and accrued interest in  respect of the Advances to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind all of which are hereby expressly waived by the Borrower except as otherwise provided herein;

(b)           apply the Default Rate of Interest to any amounts due under this Agreement if the principal and accrued interest in respect of the Advances is declared immediately due and payable in accordance with Clause 10.2 (a);

(c)           declare the Loan facility terminated, whereupon the same shall terminate immediately and all amounts accrued hereunder shall forthwith become due and payable without any further notice of any kind;

(d)           realise upon the Security or any part thereof or any other security held by BNB for the indebtedness and liability of the Borrower to BNB or BNB FTC;

(e)           without limitation, proceed by any other action, suit, remedy or proceeding authorised or permitted by this Agreement or by law or by equity.

10.3           Completion of the Project

Upon BNB FTC or BNB declaring the principal of the Advances to be immediately due and payable as provided in Clause 10.2(a) hereto, BNB FTC or BNB shall, without limitation of any of other rights and remedies available to BNB FTC or BNB, have the right in their sole discretion to assume all right, title and interest of the Borrower in and to the Project and all related agreements and documentation in order to complete the Project, but shall be under no obligation and shall incur no liability by its failure to do so.  All amounts paid and reasonable expenses incurred by BNB FTC or BNB in connection therewith shall be payable by the Borrower upon demand by BNB FTC or BNB and shall bear interest as specified in Clause 4 .1 hereto and shall be secured by the Security.

10.4           Remedies Cumulative

The rights and remedies of BNB FTC and BNB under this Agreement and the Security are cumulative and in addition to and not in substitution for any rights or remedies provided by law or by equity.

10.5           Appropriation of Moneys Received

BNB FTC and BNB may from time to time when an Event of Default has occurred and is continuing appropriate any moneys received by it from the Borrower, including any moneys in the escrow account referred to in Clause 6.3 hereto, or from the Security or any part thereof or from any other security held by BNB in or toward payment of such of the obligations of the Borrower hereunder as BNB FTC and BNB in their sole discretion may see fit.

10.6           Non-Merger

The taking of any action or dealing whatsoever by the BNB FTC or BNB in respect of the Borrower or the Security or any other security shall not operate as a merger of any of the obligations of the Borrower or BNB FTC or BNB or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which BNB FTC and BNB  may have in connection with such obligations, and the surrender, cancellation or other dealing with the Security or any part thereof shall not release or affect the obligations of the Borrower or BNB FTC or BNB or prejudice any other part of the Security.

10.7           Termination of BNB FTC and BNB’s Obligations

The occurrence of an Event of Default shall relieve BNB FTC and BNB of all obligations to provide any further Advances hereunder.

11.           MISCELLANEOUS

11.1           Expenses

The Borrower shall, whether or not any or all of the transactions hereby contemplated shall be consummated, pay all out-of-pocket costs and reasonable expenses  of BNB FTC and BNB in connection with the preparation, execution and delivery of this Agreement, the Security and all related documentation and the amendment and enforcement of, and the preservation of any of BNB FTC and BNB’s rights under, this Agreement and the Security, and the repayment of Advances and the payment of interest, fees and any other obligations hereunder or under the Security (including without limitation, the reasonable fees and out-of-pocket expenses of counsel for BNB FTC and BNB and any other consultants or appraisers whose services are required in connection with the Project, the Loan and the Security).

11.2           Indemnification

The Borrower hereby agrees to indemnify BNB and BNB FTC and in each case their directors, officers, employees and agents for, and hold each of them harmless against:-

(a) Litigation

Any and all losses, liabilities, claims, damages or reasonable expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceeding (including any threatened investigation or litigation or other proceeding) relating to the extensions of credit hereunder or any actual or proposed use by the Borrower of the proceeds of any Advances or the past, present or future business activities of the Borrower including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceeding provided that any investigation or litigation or other proceeding is attributable to the activities of the Borrower (but excluding any such losses, liabilities, claims, damages or expenses that are determined pursuant to a final, non-appealable order of a court of competent jurisdiction to have resulted solely from the  negligence or  misconduct of BNB FTC or BNB as applicable, their directors, officers, employees and its agents); and

(b) Default

Any loss or expense, including without limitation any loss or expense arising from interest or fees payable by BNB FTC to BNB in order to make or maintain any Advances and any loss or expense incurred in liquidating or re-employing deposits from which such funds were obtained, which BNB FTC or BNB may sustain or incur as a consequence of:-

(i)           default by the Borrower in the payment when due of the principal amount of or interest on any Advances or in the payment when due of any other amount hereunder;

(ii)              default by the Borrower in obtaining an Advance after the Borrower has given notice hereunder that it desires to obtain such Advance; and

(iii)           default by the Borrower in making any prepayment of outstanding Advances after the Borrower has given notice hereunder that it desires to make such prepayment.

(iv)           A certificate of BNB FTC or BNB as to any such loss or expense shall be conclusive and binding in the absence of manifest error.

11.3	Waiver

No delay on the part of BNB FTC or BNB in exercising any right or privilege hereunder shall operate as a waiver thereof, and no waiver of any Default or Event of Default shall operate as a waiver thereof unless made in writing and signed by an authorised officer of BNB FTC or BNB as the case may be.  No written waiver shall preclude the further or other exercise by BNB FTC or BNB of any right, power or privilege hereunder, or extend to or apply to any other Default or Event of Default.  BNB FTC and BNB shall not be deemed to have waived, by reason of making available any Advances hereunder, any Default or Event of Default which may arise by reason of any representation or warranty made or deemed to have been made herein proving to have been false or misleading, notwithstanding that BNB FTC or BNB may have had notice or knowledge or reason to know that such representation or warranty was false or misleading.

11.4           Further Assurances

The Borrower shall from time to time forthwith upon request by BNB FTC or BNB do, make and execute all such documents, acts, matters and things as may be reasonably required by BNB FTC or BNB to give effect to this Agreement and the Security.

11.5           Notices

Any notice or communication to be given hereunder may be effectively given by delivering the same at the address hereinafter set forth or by sending the same by prepaid registered mail to the parties at such addresses.  Any notice so mailed shall be deemed to have been received on the fifth Business Day next following the mailing thereof, provided that the postal service is in normal operation during such time. Any facsimile notice shall be deemed to have been received on transmission if the date thereof is a Business Day and, if not, on the next Business Day following transmission.  The mailing and facsimile address of the parties for the purpose hereof shall be as follows:

BNB FTC

BNB Finance & Trust Corporation
Independence Square, Bridgetown, Barbados
Attention: The General Manager
Facsimile:

BNB

Barbados National Bank Inc.
Independence Square, Bridgetown, Barbados
Attention: The General Manager
Facsimile:

The Borrower
Apes Hill Development SRL
Worthing Corporate Centre
Worthing, Christ Church, Barbados
Attention:
Facsimile:

The Project Sponsors
C.O. Williams Construction Limited
Lears, St. Michael, Barbados
Attention:
Facsimile:

Landmark Land Company Inc.
2817 Crain Highway,
Upper Marlboro,
Maryland 20774
Attention:
Facsimile:

Either party from time to time notify the other party, in accordance with the provisions hereof, of any change of its address which thereafter, until changed by like notice, shall be the address of such party for all purposes of this Agreement.

11.6           Governing Law

This Agreement and all certificates and other documents to be delivered to BNB FTC or BNB hereunder shall be construed and interpreted in accordance with the Laws of Barbados,

11.7           Priority of this Agreement

In the event of any conflict or inconsistency between any of the provisions in this Agreement and any of the provisions in the Security, as against the parties hereto the provisions in this Agreement shall prevail.

11.8           Survival

All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Security and the obtaining of Advances, and all indemnities set forth herein shall survive the repayment of the Advances and the termination of this Agreement.

11.9           Severability

If at any time one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in any respect, such provision shall be deemed to be served from this Agreement to the extent of such invalidity, illegality or unenforceability, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be in any way affected or impaired thereby.

11.10                      Benefit of Agreement

This Agreement shall be binding upon and ensure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of BNB FTC or BNB.

11.11                      Consent Not Unreasonably Withheld

In the event any consent or approval of BNB FTC or BNB is required for any purpose hereunder, BNB FTC and BNB agree that such consent or approval will not be unreasonably withheld or delayed.

11.12                      Counterparts
This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

THE FIRST SCHEDULE HEREINBEFORE REFERRED TO
Part A
Conditions Precedent for the First Tranche

(1)	BNB FTC shall have received written evidence of “expressions of interest” over seventy-nine of the Lots. Such “expressions of interests” shall be subject to independent verification by BNB FTC.

(2)	BNB FTC shall have received a certified copy of the Application to the Chief Town Planner and the related Permission of the Chief Town Planner for the Project and the sale of the Lots.

(3)	The permission of the Exchange Control Authority of Barbados to make the Loan and to take the Security has been obtained by BNB FTC.

(4)	Equity in the amount of US$4,000,000.00 shall have been injected either directly or indirectly by Landmark.

(5)           BNB FTC shall have received the required Notice of Borrowing.

(6)
There shall exist no Default or Event of Default on the date of the each Advance in respect of the First Tranche and, if required by BNB FTC, the Borrower shall have delivered to BNB FTC an Officers’ Certificate to such effect.

(7)
All representations and warranties contained in Clause 8 hereto shall be true on and as of the date of each Advance in respect of the First Tranche with the same effect as if such representations and warranties had been made on and as of the date of each Advance in respect of the First Tranche and, if required by BNB FTC, the Borrower shall have delivered to BNB FTC an Officers’ Certificate to such effect.

(8)	BNB FTC shall have received the documents relating to the Security which shall have been duly executed by the respective parties thereto and registered and filed as referred to in Clause 7.2 hereto.

(9)	The following documents, in form, substance and execution acceptable to BNB FTC shall have been delivered to BNB FTC, and where BNB FTC deems necessary, filed or registered:-

(i)           a copy of each of the Project Contracts and Project Documents;

(ii)
an Officers’ Certificate confirming that all building permits, special permits, licences, agreements, tax or other concessions or incentives (together hereinafter referred to as “the Permits”) required to be issued by the relevant governmental authority in respect of the Project and the Property and in respect of the construction of the Project in accordance with the Plans and Specifications have been obtained by the Borrower to the extent that they are required for the stage of the Project at the date of each Advance and are in full force and effect, together with copies of all such Permits;

(iii)           the latest Project Budget;

(iv)
a Project Manager’s Certificate stating that, in the opinion of the Project Manager, all development and building permits and agreements and other governmental approvals required in connection with the Project have been obtained or are obtainable;

(v)           the Construction Schedule;

(vi)
an independent clean environmental assessment report on the Project. This report should also confirm to the satisfaction of BNB FTC that the Borrower’s operations will be in compliance with local environmental laws.

(10)	The following documents in form, substance and execution acceptable to BNB FTC shall have been delivered to BNB FTC:-

(i)
duly certified copies of the constitution documents of the Borrower not inconsistent with the entering into and performance by the Borrower of all of the transactions contemplated herein, and of all corporate proceedings taken and required to be taken by the Borrower to authorise the execution and delivery of this Agreement and the documents relating to the Security to which the Borrower is a party and the entering into and performance of the transactions contemplated herein and therein;

(ii)
duly certified copies of the charter documents and by-laws of, and all corporate action taken and required to be taken by, each person other than the Borrower to authorise the execution and delivery of documents

(iii)	relating to the Security to which it is a party and the entering into and performance of the transactions contemplated therein;

(iv)
certificates of incumbency of the Borrower and each of the persons referred to in the foregoing clause (ii) setting forth specimen signatures of the persons authorised to execute this Agreement,  and the documents relating to the Security.

(v)	such other documents relative to the Security and the transactions contemplated herein as BNB FTC may reasonably require.

(11)	BNB FTC shall have received and approved Plans and Specifications for the Project.

(12)	BNB FTC shall be provided with satisfactory evidence that the Borrower has sufficient capital resources to finance the Project Costs between Advances.

(13)	The Borrower shall obtain and deliver to BNB FTC certification from the Quantity Surveyor that the budget for the Project of US$51,717,755.00 is sufficient to complete the Project.

(14)
Each Advance will be conditioned upon BNB FTC’s usual construction disbursement process, including, but not limited to, receipt of contractor applications for payment, invoices, lien waivers, and on condition that no Event of Default exists under the Loan and at the time of such Advance and that the remaining balance of the Loan is sufficient to provide for completion of the Project, which shall be verified and confirmed by the Quantity Surveyor.

(15)	BNB FTC’s designated representative shall have made a satisfactory inspection of the Project.

(16)	The Project Budget shall have been approved by BNB FTC.

(17)
BNB FTC shall have determined, in its reasonable opinion, that the financial, economic and political environment in Barbados is conducive to the success of the Project and the performance by the Borrower of its obligations under this Agreement, the Security, that the Project is viable and that there has been no Material Adverse Change in respect of the Borrower or the Project Sponsors.

Part B
Conditions Precedent for the Second Tranche

(1)
BNB FTC shall have received copies of signed agreements for sale and deposits in the amount of 10% of the sale proceeds for 45% of the Lots in Parcels I and J, such deposits to be held in accordance with Clause 6.3 hereof.

(2)
BNB FTC shall have appointed an independent firm of valuers to conduct valuations of the Lots and shall have received verification from such valuers that the value of each Lot is at least BDS$8.00 per square foot.

(3)	BNB FTC shall have received a certified copy of the Application to the Chief Town Planner and the related Permission of the Chief Town Planner for the Project and the sale of the Lots.

(4)	BNB FTC shall have received and approved fully completed Plans and Specifications for the Project.

(5)
There shall exist no Default or Event of Default on the date of each Advance in respect of the Second Tranche and, if required by BNB FTC, the Borrower shall have delivered to BNB FTC an Officers’ Certificate to such effect.

(6)
All representations and warranties contained in Clause 8 hereto shall be true on and as of the date of each Advance with respect to the Second Tranche with the same effect as if such representations and warranties had been made on and as of the date of each Advance in respect of the Second Tranche and, if required by BNB FTC, the Borrower shall have delivered to BNB FTC an Officers’ Certificate to such effect.

(7)	BNB FTC’s designated representative shall have made a satisfactory inspection of the Project.

(8)	BNB FTC shall have received the required Notice of Borrowing.

Part C
Conditions Precedent for the Third Tranche

(1)	The permission of the Exchange Control Authority of Barbados to make the Loan and to take the Security has been obtained by BNB FTC.

(2)	The permission of the Exchange Control Authority of Barbados for the purchase of the Shares has been obtained by the Borrower and copies of the said permission provided to BNB FTC.

(3)
The Borrower shall have amended the Memorandum of Association and Articles of Association of Godings Bay (BVI) Limited and of Cobblers (BVI) Limited and shall have provided to BNB FTC certified copies of the said amendments filed at the Corporate Registry in the British Virgin Islands and filed at the Corporate Registry in Barbados.

(4)	BNB FTC shall have received the documents relating to the Security which shall have been duly executed by the respective parties thereto and registered and filed as referred to in Clause 7.2 hereto.

(5)
There shall exist no Default or Event of Default on the date of the any Advance of the Third Tranche and, if required by BNB FTC, the Borrower shall have delivered to BNB FTC an Officers’ Certificate to such effect.

(6)
All representations and warranties contained in Clause 8 hereto shall be true on and as of the date of each Advance in respect of the Third Tranche with the same effect as if such representations and warranties had been made on and as of the date of each Advance in respect of the Third Tranche and, if required by BNB FTC, the Borrower shall have delivered to BNB FTC an Officers’ Certificate to such effect.

Part D
Conditions Precedent for the Fourth Tranche

(1)
The permission of the Exchange Control Authority of Barbados to advance the Fourth Tranche and to take the third Mortgage / Debenture described in Clause 7.1(k) as security has been obtained by BNB FTC.

(2)           BNB FTC shall have received the required Notice of Borrowing.

(3)
There shall exist no Default or Event of Default on the date of the each Advance in respect of the Fourth Tranche and, if required by BNB FTC, the Borrower shall have delivered to BNB FTC an Officers’ Certificate to such effect.

(4)
All representations and warranties contained in Clause 8 hereto shall be true on and as of the date of each Advance in respect of the Fourth Tranche with the same effect as if such representations and warranties had been made on and as of the date of each Advance in respect of the Fourth Tranche and, if required by BNB FTC, the Borrower shall have delivered to BNB FTC an Officers’ Certificate to such effect.

(5)	BNB FTC shall have received the documents relating to the Security which shall have been duly executed by the respective parties thereto and registered and filed as referred to in Clause 7.2 hereto.

(6)	The following documents, in form, substance and execution acceptable to BNB FTC shall have been delivered to BNB FTC, and where BNB FTC deems necessary, filed or registered:-

(i)	a copy of each of the Project Contracts and Project Documents or any amendments thereto pertaining to the development of Parcel B;

(ii)
an Officers’ Certificate confirming that all building permits, special permits, licences, agreements, tax or other concessions or incentives (together hereinafter referred to as “the Permits”) required to be issued by the relevant governmental authority in respect of Parcel B of the Land and in respect of the construction of villas on Parcel B in accordance with the Plans and Specifications have been obtained by the Borrower to the extent that they are required for the stage of the Project at the date of each Advance and are in full force and effect, together with copies of all such Permits;

(iii)	the latest Project Budget which includes the cost of the construction of villas on Parcel B;

(iv)
a Project Manager’s Certificate stating that, in the opinion of the Project Manager, all development and building permits and agreements and other governmental approvals required in connection with the development of Parcel B have been obtained or are obtainable;

(v)           the Construction Schedule for the construction of villas on Parcel B.

(7)	The following documents in form, substance and execution acceptable to BNB FTC shall have been delivered to BNB FTC:-

(i)
duly certified copies of all corporate proceedings taken and required to be taken by the Borrower to authorise the execution and delivery of this Third  Amended and Restated Loan Agreement and the documents relating to the Security to which the Borrower is a party and the entering into and performance of the transactions contemplated herein and therein;

(ii)
duly certified copies of all corporate action taken and required to be taken by, each person other than the Borrower to authorise the execution and delivery of documents relating to the additional Security for the Fourth Tranche to which it is a party and the entering into and performance of the transactions contemplated therein;

(iii)
certificates of incumbency of the Borrower and each of the persons referred to in the foregoing clause (ii) setting forth specimen signatures of the persons authorised to execute this Agreement,  and the documents relating to the Security.

(iv)	such other documents relative to the Security and the transactions contemplated herein as BNB FTC may reasonably require.

(8)           BNB FTC shall have received and approved any additional Plans and Specifications for the construction of villas on Parcel B.

(9)	BNB FTC shall be provided with satisfactory evidence that the Borrower has sufficient capital resources to finance the Project Costs between Advances.

(10)	The Borrower shall obtain and deliver to BNB FTC certification from the Quantity Surveyor that the budget for the Project of US$60,717,755.00 is sufficient to complete the Project.

(11)
Each Advance will be conditioned upon BNB FTC’s usual construction disbursement process, including, but not limited to, receipt of contractor applications for payment, invoices, lien waivers, and on condition that no Event of Default exists under the Loan and at the time of such Advance and that the remaining balance of the Loan is sufficient to provide for completion of the Project, which shall be verified and confirmed by the Quantity Surveyor.

(12)	BNB FTC’s designated representative shall have made a satisfactory inspection of the Project.

(13)	The Project Budget shall have been approved by BNB FTC.

(14)
BNB FTC shall have determined, in its reasonable opinion, that the financial, economic and political environment in Barbados is conducive to the success of the Project and the performance by the Borrower of its obligations under this Agreement, the Security, that the Project is viable and that there has been no Material Adverse Change in respect of the Borrower or the Project Sponsors.

THE SECOND SCHEDULE HEREINBEFORE REFERRED TO
THE LAND

ALL THAT land (formerly part of the Apes Hill, The Spring, Gregg Farm and Waterhall plantations as same are presently constituted) situate in the districts of Apes Hill, The Spring, Gregg Farm and Waterhall in the parishes of Saint James and Saint Andrew in this Island containing by admeasurement 1,902,000 square metres inclusive of 6,614 square metres in Public Road (comprising approximately 74 hectares of the lands of Apes Hill Plantation approximately 69.1 hectares of the lands of The Spring Plantation approximately 19.2 hectares of the lands of Gregg Farm Plantation and approximately 27.9 hectares (formerly thought to be 28.4 hectares) of the lands of the Waterhall Dairy itself formerly part of Waterhall Plantation) as the same is delineated and shown on a plan made and certified on the 11th day of October, 2005 by Brian A. Hart, Land Surveyor and Abutting and Bounding on lands of Taitts Plantation on lands of Springhead Plantation on other lands of The Spring Plantation on other lands of Apes Hill Plantation on other lands of Gregg Farm Plantation on lands of Arch Royal Ltd. on certain lots namely Lot 1, Lot 2C, Lot 2B and on lands of Peter Tomlin (Lot 2A) all formerly part of the lands of Gregg Farm Plantation on a portion of the Public Road leading from Orange Hill to Gregg Farm on other lands of Gregg Farm Plantation on other portions of the aforesaid Public Road leading from Orange Hill to Gregg Farm on lands of Stephen Williams on a right of way (leading westerly to Waterhall and easterly and southerly to Orange Hill or to Gregg Farm a portion of which right of way leads to lands of Sir Charles Williams being Spring House) on lands of Sir Charles Williams being Spring House on other portions of the aforesaid Public Road leading from Orange Hill to Gregg Farm on other lands of Apes Hill Plantation on lands of Frederick Forde on other lands of Apes Hill Plantation on portions of the Public Road leading from Waterhall to Highway 2A in one direction and to Orange Hill in the other direction and on sundry owners of lots in St. Silas Heights Development Stage 2 or however else the same may abut and bound.

THE THIRD SCHEDULE HEREINBEFORE REFERRED TO
CONSTRUCTION CONTRACTS

(1)           Contract dated the 22nd day of December 2005 and made between Apes Hill Development SRL and C.O. Williams Construction Limited for management services.

(2)           Contract dated the 22nd day of December, 2005 and made between Apes Hill Development SRL and Landmark for management services.

(3)           Contract dated the                                           day of                                                      and made between Apes Hill Development SRL and                                 for

THE FOURTH SCHEDULE HEREINBEFORE REFERRED TO
THE QUEEN STREET LAND

ALL THAT land situate at near Queen Street, Speightstown in the parish of Saint Peter in this Island formerly said to contain by admeasurement one rood thirty-two and nine-tenth perches or thereabouts but by recent survey made and certified the 27th day of May 2004 by Andrew R. Bannister, Land Surveyor, found to contain 1,557.6 square metres abutting and bounding on lands of Godings Bay (Cayman) Limited on the sea on a public drain and on the public road known as Queen Street which leads in one direction to Speightstown By-Pass Road or however else the same may abut and bound.

THE FIFTH SCHEDULE HEREINBEFORE REFERRED TO
THE OTHER QUEEN STREET LANDS

FIRSTLY ALL THAT land situate at Queen St. in St. Peter containing by admeasurement 4,366 sq. ft. or thereabouts Abutting and Bounding on the sea on a road three feet wide on lands formerly of A. L. Edwards and then of the vendor and being the parcel of land thirdly herein described on lands formerly of Cleveland Griffith and then of the vendor being the parcel of land secondly herein described or however else the same may abut and bound

SECONDLY ALL THAT land situate at Queen St. aforesaid containing by admeasurement 4,552 sq. ft. or thereabouts Abutting and Bounding on the sea on lands formerly of Hutson A. Williams and then of the vendor being the parcel of land firstly hereinbefore described and on the said parcel thirdly herein described and on lands formerly of Iris Griffith but now of the vendor or however else the same may abut and bound

THIRDLY ALL THAT land situate at Queen St. aforesaid containing by admeasurement 4,535 sq. ft. Abutting and Bounding on the parcels firstly and secondly herein described on the said road three feet wide on lands formerly of the said Hutson A. Williams but now of the purchaser and on lands formerly of Iris Jemmott but now of the vendor or however else the  same may abut and bound and

FOURTHLY ALL THAT certain piece or parcel of land situate at Queen’s St., Speightstown, St. Peter formerly said to contain by admeasurement 6,940 sq. ft. but found by survey made on Nov. 14, 1968 by D.A.P. Trotman, Land Surveyor, to contain by admeasurement 5,975 sq. ft. or therebabouts (containing a right of way six feet wide and containing 513 sq. ft. of land) Abutting and Bounding on the south on lands now or late of Iris and Beryl Jemmott on the West on lands now late of Cleveland Griffith and on a road three feet wide and on the North on lands now or late of Jane Hinds and on the East on the public road or however else the same may abut and bound Together with the buildings thereon.

FIFTHLY ALL THAT certain piece or parcel if land (formerly part of a larger area of 2 roods 27 ¼ perches) situate at Queen St., Speightstown, St. Peter containing by admeasurement 13,852 square feet or there abouts Abutting and Bounding on lands now or late of A.L. Edwards on lands of the Estate of Iris Owen Skeete Jemmott deceased being the remainder of the said larger area on lands now or late of H.A. Williams and on the sea or however else the same may abut and bound and

SIXTHLY ALL THAT certain piece or parcel of land (formerly part of a larger area of 2 roods 27 ¼  perches) situate at Queen St., Speightstown, St. Peter containing by admeasurement 13,804 sq. feet or thereabouts abutting and bounding on lands now or late of on Williams on other lands of the Grantor agreed to be sold to James K. Morris being the remainder of the said larger area on lands now or late of one Edwards and on the public road called Queen St. or however else the same may abut and bound together with the buildings thereon.

THE COMMON SEAL of APES HILL DEVELOPMENT SRL was hereto affixed by order of the Board in the presence of :-	) ) )
) ) )	Manager
Witness: Name: /S/AUTHORIZED SIGNATORY Abode: Calling or description:

THE COMMON SEAL of C.O. WILLIAMS CONSTRUCTION LIMITED was hereto affixed by order of the Board in the presence of :-	) ) )
) ) )	Director
Witness: Name: /S/ AUTHORIZED SIGNATORY Abode: Calling or description:

THE COMMON SEAL of LANDMARK LAND COMPANY INC. was hereto affixed by order of the Board in the presence of :-	) ) )
) ) )	Director
Witness: Name: /S/ AUTHORIZED SIGNATORY Abode: Calling or description:

THE COMMON SEAL of BNB FINANCE & TRUST CORPORATION was hereto affixed and affixed by Winston Rudolph Beckles the Secretary thereof by Order of the Board of Directors in the presence of:-	) ) ) ) )
) ) )	Directors
Witness: Name: /S/ AUTHORIZED SIGNATORY Abode: Calling or description:

THE COMMON SEAL of BARBADOS NATIONAL BANK INC. was hereto affixed and affixed by Winston Rudolph Beckles the Secretary thereof by Order of the Board of Directors in the presence of:-	) ) ) ) )
) ) )	Directors
Witness: Name: /S/ AUTHORIZED SIGNATORY Abode: Calling or description: